Exhibit 7

Dated as of the 1st day of November, 2005

THE TORONTO-DOMINION BANK

— and —

COMPUTERSHARE TRUST COMPANY OF CANADA

TRUST INDENTURE

      THIS INDENTURE made as of the 1st day of November, 2005

B E T W E E N

      THE TORONTO-DOMINION BANK, a Canadian chartered bank (hereinafter called the "Bank")

— and —

      COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada and having its head office in the City of Toronto (hereinafter called the "Trustee")

WITNESSES THAT:

        WHEREAS the Bank is desirous of raising money for its corporate and lawful purposes and with a view to so doing is desirous of creating and issuing from time to time Debentures to be constituted in the manner hereinafter set out;

        AND WHEREAS under the provisions of the Bank Act the Bank may borrow money by the issue of bank debentures issued in accordance with the provisions of the Bank Act;

        AND WHEREAS all necessary by-laws and resolutions of the directors of the Bank have been duly enacted and passed and other proceedings taken and conditions complied with to make the creation and issue of the Debentures proposed to be issued hereunder and this indenture and the execution thereof legal, valid and binding on the Bank in accordance with the laws relating to the Bank and with all other laws and regulations in that behalf;

        AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Bank and not by the Trustee;

NOW THEREFORE THIS INDENTURE WITNESSES AND IT IS HEREBY COVENANTED, AGREED AND DECLARED as follows:

Article I

INTERPRETATION

Section 1.01

        The terms defined in this Section 1.01 (except as in this indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01, namely:

  (a)
  "Additional Debentures" means any Debentures, in addition to the Debentures of the October 30, 2104 Series, issued under the provisions of Section 4.02;

  (b)
  "Bank" means The Toronto-Dominion Bank and subject to the provisions of Article VIII shall also include its successors and assigns;

  (c)
  "Bank Act" means the Bank Act (Canada), as amended, supplemented, substituted, replaced or re-enacted from time to time;

  (d)
  "bank debentures" means instruments evidencing unsecured indebtedness of the Bank issued in accordance with the provisions of the Bank Act, and includes the Debentures and the debentures under the 1967 Indenture;

  (e)
  "Beneficial Holder" means, with respect to Debentures issued in the Book-Entry System, the holder of any beneficial interest in the Debentures represented by the Global Debenture;

  (f)
  "Book-Entry Debenture" means the beneficial interests in a Debenture held through the Book-Entry System as described in Section 2.22; provided that after the occurrence of an event whereupon book-entry transfers or conversions are no longer permitted and Definitive Debentures have been issued to Holders of Book-Entry Debentures, such Book-Entry Debentures shall no longer be effective;

  (g)
  "Book-Entry System" means the record entry securities transfer and pledge system known on the Closing Date by the name "Debt Clearing Service" which is administered by the Clearing Agency in accordance with the provisions of the legal documents and the operating rules and user guides of the Clearing Agency in force from time to time or any successor system therefor;

  (h)
  "Business Day" means a day on which banks are open for business in Toronto and which is not a Saturday or a Sunday;

  (i)
  "Canada Yield Price" means a price equal to the price per October 30, 2104 Debenture calculated by the Bank to provide an annual yield thereon from the applicable date of redemption to, but excluding, the next Interest Reset Date equal to the GOC Redemption Yield plus (i) 0.20% if the redemption date is any time prior to October 30, 2015, or (ii) 0.44% if the redemption date is any time after October 30, 2015;

  (j)
  "CDS" means The Canadian Depository for Securities Limited and its nominees, or any successor thereto carrying on the business of a depository;

  (k)
  "certified resolution" means a copy of a resolution of the directors of the Bank certified by the Secretary or an Assistant Secretary of the Bank to have been duly passed by the directors of the Bank and to be in full force and effect on the date of such certification;

  (l)
  "Clearing Agency" means CDS, or, if a successor is appointed, a successor organization recognized by the Ontario Securities Commission as a "clearing agency" pursuant to the Securities Act (Ontario), as amended, supplemented, substituted, replaced or re-enacted from time to time;

  (m)
  "Closing Date" means, with respect to the October 30, 2104 Debentures, November 1, 2005 or such later date as the Bank, Lead Dealer and the Trustee may agree, but in any event shall not be later than November 30, 2005, and with respect to any Additional Debentures, such date as may be set forth in the Additional Debentures or in any indenture under which the Additional Debentures may be issued;

  (n)
  "Counsel" means any barrister or solicitor or firm of barristers or solicitors retained by the Trustee or retained or employed by the Bank and approved by the Trustee;

  (o)
  "Debentureholders" or "Holders" means, as regards registered Debentures, the several persons for the time being entered in the register or registers hereinafter mentioned as holders of any of the Debentures (which, so long as the Debentures are issued in the Book-Entry System, is the Clearing Agency) and, as regards unregistered Debentures, the bearers thereof for the time being;

  (p)
  "Debentures" means the debentures of the Bank, which shall constitute subordinated indebtedness of the Bank for the purposes of the Bank Act, issued or to be issued hereunder for the time being outstanding and entitled to the benefits hereof;

  (q)
  "October 30, 2104 Debentures" or "Debentures of the October 30, 2104 Series" means the $800,000,000 principal amount of 4.97% reset Debentures due October 30, 2104 hereinafter referred to;

  (r)
  "debentures under the 1967 Indenture" means the debentures of the Bank issued and certified under the trust indenture made as of May 2, 1967, and indentures supplemental to such trust indenture between the Bank and Computershare Trust Company of Canada (formerly, Canada Permanent Trust Company);

  (s)
  "Definitive Debentures" means certificates representing Debentures not held by the Clearing Agency in the Book-Entry System which, with respect to the October 30, 2104 Debentures, will be substantially in the form set forth in Exhibit 2 hereto, and with respect to any Additional Debentures, will be in such form as may be set forth in the Additional Debentures or in any indenture under which the Additional Debentures may be issued;

  (t)
  "Deposit" has the meaning ascribed thereto in Section 8 of Schedule A;

  (u)
  "directors" means the board of directors of the Bank or whenever duly empowered the executive committee, if any, of the board of directors of the Bank, for the time being, and reference without more to action by the directors or by the board of directors shall mean action by the directors as a board or by the executive committee as such;

  (v)
  "Dollars" or the symbol "$" means lawful money of Canada;

  (w)
  "financial year" means the fiscal period reported by the Bank as its financial year for purposes of the Bank Act;

  (x)
  "Global Debenture" means a single fully registered global certificate registered in the name of the Clearing Agency and held by, or on behalf of, the Clearing Agency as depository of the Global Debenture for the Participants which, with respect to the October 30, 2104 Debentures, will be substantially in the form set forth in Exhibit 2 and with respect to any Additional Debentures, will be in such form as may be set forth in the Additional Debentures or in any indenture under which the Additional Debentures may be issued;

  (y)
  "GOC Redemption Yield" means, on any date, the average of the annual yields at 12:00pm (Toronto time) on the Business Day immediately preceding the date on which the Bank gives notice of the redemption of the October 30, 2104 Debentures as determined by two Canadian registered investment dealers, each of which will be selected by, and must be independent of, the Bank, as being the annual yield from the applicable date of redemption to, but excluding, the next Interest Reset Date which a non-callable Government of Canada bond would carry, assuming semi-annual compounding, if issued in Dollars in Canada at 100% of its principal amount on the date of redemption and maturing on the next Interest Reset Date;

  (z)
  "Government of Canada Yield" means, at any Interest Reset Date, the average of the annual yields as at 12:00pm (Toronto time) on the third Business Day prior to the applicable Interest Reset Date as determined by two Canadian registered investment dealers, each which will be selected by, and must be independent of, the Bank, which a non-callable Government of Canada bond would carry, assuming semi-annual compounding, if issued in Dollars in Canada at 100% of its principal amount on such date with a term to maturity of five years;

  (aa)
  "Indebtedness" of the Bank at any time includes all obligations which in accordance with generally accepted accounting practice would be included in determining the total liabilities of the Bank at such time and includes without limitation:

  (i)
  all deposit liabilities of the Bank;

  (ii)
  all liabilities of the Bank to the Bank of Canada;

    (iii)
    all liabilities of the Bank under or in respect of acceptances, guarantees and letters of credit;

    (iv)
    all liabilities or obligations of the Bank with respect to:

    (A)
    any funds collected by it,

    (B)
    any cheque, note, money order, receipt, draft or bill of exchange issued, accepted or endorsed by the Bank,

    (C)
    any obligation of the Bank to purchase or repurchase securities or loans, or any interest or participation in any thereof,

    (D)
    any lease of real or personal property, purchase money security agreement or similar instrument or any other obligation, undertaking or agreement relating to real or personal property,

    (E)
    any guarantee or similar obligation which may be incidental or usual in carrying on the business of the Bank or which may otherwise be permitted by law including the guarantee of indebtedness of any corporation in which the Bank has a financial interest,

    (F)
    any transaction in the nature of an extension of credit, whether in the form of a commitment, guarantee or otherwise, undertaken by the Bank for the account of a third party,

    (G)
    any transaction in which the Bank acts solely in an agency capacity, and

    (H)
    bank debentures;

  (bb)
  "Indenture Legislation" means the provisions, if any, of any statute of Canada or any province thereof, and of any regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures to the extent that such provisions are at the time in force and applicable to this Indenture, the Bank or the Trustee.

  (cc)
  "Interest Reset Date" has the meaning ascribed thereto in Section 1(a) of Schedule A;

  (dd)
  "Lead Dealer" means TD Securities Inc.;

  (ee)
  "Long Term Debt" means all Indebtedness for borrowed money, whether secured or unsecured, having a final maturity (or which is renewable or extendible at the option of the Bank for a period ending) more than ten years after the date of creation thereof, notwithstanding the fact that payments in respect of the principal thereof are required to be made by the Bank less than ten years after the date of the creation thereof;

    Notwithstanding the foregoing, the term "Long Term Debt" shall not include any liability or obligation of the Bank with respect to (i) any deposit liability of the Bank or any liability of the Bank with respect to which the Bank is required to maintain cash reserves under the provisions of the Bank Act, (ii) any liability to the Bank of Canada, (iii) any acceptance, guarantee or letter of credit, (iv) any cheque, note, money order, receipt, draft or bill of exchange issued, accepted, or endorsed by the Bank, (v) any funds collected by the Bank, (vi) any agreement made by the Bank to purchase or repurchase securities or loans or any interest or participation in any thereof, (vii) any liability with respect to expenses of the Bank incurred in the course of its operations, (viii) any lease of real or personal property, purchase money security agreement or similar instrument or any other obligation, undertaking or agreement relating to real or personal property, (ix) any guarantee or similar obligation which may be incidental or usual in carrying on the business of the Bank or which may otherwise be permitted by law including the guarantee of indebtedness of any corporation in which the Bank has a financial interest, (x) any transaction in the nature of an extension of credit, whether in the form of a commitment, guarantee or otherwise, undertaken by the Bank for the account of a third party, (xi) any transaction in which the Bank acts solely in an agency capacity, or (xii) any other liability not specified in the foregoing provisions of this subsection incurred by the Bank in the course of any business which it may conduct from time to time;

  (ff)
  "Officer" means the Chief Executive Officer of the Bank, the Chief Financial Officer of the Bank, a Vice Chair of the Bank, an Executive Vice President of the Bank, a Senior Vice President of the Bank or any other Vice President of the Bank;

  (gg)
  "Officers' Certificate" means a certificate of the Bank, signed by any two Officers or by any Officer and a director of the Bank or by any two directors of the Bank in each case in their capacities as officers or directors of the Bank, as the case may be, and not in their personal capacities;

  (hh)
  "Participant List" has the meaning ascribed thereto in Section 2.22(h);

  (ii)
  "Participants" means a securities broker or securities dealer or a bank, trust company or other financial institution or other participant in the Book-Entry System and on whose behalf the Clearing Agency or its nominee holds Debentures;

  (jj)
  "Payment" has the meaning ascribed thereto in Section 7(b) of Schedule A;

  (kk)
  "Person" means a natural person, body corporate, bank, limited liability company, partnership, joint venture or other unincorporated association, trust, government or governmental authority;

  (ll)
  "ranking junior to the Debentures" means, with respect to Indebtedness of the Bank, Indebtedness which

  (i)
  ranks junior to and not equally with or prior to the Debentures (and any other obligations of the Bank ranking on a parity with the Debentures) in right of payment upon the happening of any event of the kind specified in Section 3.01,

    (ii)
    is also junior and subordinate in right of payment to Senior Indebtedness of the Bank to at least the same extent as the Debentures are made junior and subordinate thereto by the provisions of Section 3.01 and Section 3.02, and

    (iii)
    is specifically designated as ranking junior to the Debentures by express provision in the instrument creating or evidencing such Indebtedness;

  (mm)
  "ranking on a parity with the Debentures" means with respect to Indebtedness of the Bank, Indebtedness which

  (i)
  ranks equally with and not prior to the Debentures in right of payment upon the happening of any event of the kind specified in Section 3.01,

  (ii)
  is also junior and subordinate in right of payment to Senior Indebtedness of the Bank to at least the same extent as the Debentures are made junior and subordinate thereto by the provisions of Section 3.01 and Section 3.02, and

  (iii)
  is specifically designated as ranking on a parity with the Debentures by express provision in the instrument creating or evidencing such Indebtedness;

  (nn)
  "Senior Indebtedness" means all Indebtedness of the Bank which does not constitute Subordinated Indebtedness;

  (oo)
  "Subordinated Indebtedness" means:

  (i)
  the liability of the Bank in respect of the principal of and premium, if any, and interest on the Debentures and the debentures under the 1967 Indenture,

  (ii)
  any Indebtedness which, pursuant to the terms of the instrument evidencing or creating such Indebtedness, is expressed to be subordinate in right of payment to other Indebtedness of the Bank in the same manner and to the same extent as the Debentures and the debentures under the 1967 Indenture, and

  (iii)
  any Indebtedness which, pursuant to the terms of the instrument evidencing or creating such Indebtedness, is expressed to be junior in right of payment to the Debentures and the debentures under the 1967 Indenture and to all other Indebtedness to which the Debentures and the debentures under the 1967 Indenture are subordinated in right of payment;

  (pp)
  "Superintendent" means the Superintendent of Financial Institutions appointed pursuant to the Office of the Superintendent of Financial Institutions Act (Canada);

  (qq)
  "this indenture", "this deed", "this trust indenture", "hereto", "herein", "hereof", "hereby", "hereunder", and similar expressions refer to this indenture and not to any particular Article, Section or other portion hereof, and include any and every instrument supplemental or ancillary hereto or in implement hereof;

  (rr)
  "Trustee" means Computershare Trust Company of Canada or any successor trustee under Article XI hereof;

  (ss)
  "written order", "written request", "written consent" and "written notice" of or by the Bank shall mean, respectively, a written order, request, consent or notice signed in the name of the Bank by any two Officers or by any one Officer and a director of the Bank or by any two directors of the Bank; and

  (tt)
  words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations, and vice versa.

Section 1.02

        The headings of all the Articles and Sections hereof and the Table of Contents, if any, are inserted for convenience of reference only and shall not affect the construction or interpretation of this indenture.

Section 1.03

        All references herein to Articles, Sections and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this indenture.

Section 1.04

        This indenture and the Debentures and the coupons, if any, appertaining thereto shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

Article II

THE DEBENTURES

Section 2.01    Limitation of Issue

        The aggregate principal amount of Debentures which may be issued under this indenture is unlimited but Debentures may be issued hereunder only upon the terms and subject to the conditions herein provided.

Section 2.02    Issuance in Series

        The Debentures may be issued in one or more series subject to compliance with the provisions of the Bank Act in force at the time of such issue and subject to the conditions hereinafter set forth. The Debentures of each series (except the Debentures of the October 30, 2104 Series, which shall have the attributes and be subject to the provisions set out in this trust indenture) shall bear such date or dates and mature on such date or dates, shall bear interest at such rate or rates, may be issued in such denominations, may be redeemable before maturity in such manner and subject to payment of such premium, or without premium, may be payable as to principal, interest and premium, if any, at such place or places, may be payable in Canadian or such other currencies, may provide for such sinking fund, conversion rights and share purchase rights, if any, may contain such provisions for the interchange or transfer of Debentures of different denominations and forms and may contain such other provisions, not inconsistent with the provisions of this indenture, as may be determined by resolution of the directors passed at or prior to the time of issue thereof and expressed in an indenture supplemental hereto providing for the issuance of the Debentures of such series and (to such extent as the directors may deem appropriate) in the Debentures of such series or, as the directors may determine, expressed only in the Debentures of such series. At the option of the Bank the maximum principal amount of Debentures of any series may be limited and may be expressed in the supplemental indenture providing for the issuance of the Debentures of such series and in the Debentures of such series.

Section 2.03    Differences in Debentures of any Series

        The Debentures of any series may be of different denominations and forms (either coupon Debentures or fully registered Debentures (including Book-Entry Debentures) or both) and may contain such variations of tenor and effect as are incidental to such differences of denomination and form including variations in the provisions for the interchange of Debentures of different denominations or forms and in the provisions for the registration or transfer of Debentures and any series of Debentures may consist of Debentures having different dates of issue, different dates of maturity, different rates of interest, different redemption prices, if any, and different sinking fund provisions, if any, and partly of Debentures carrying the benefit of a sinking fund and partly of Debentures with no sinking fund.

Section 2.04    Issue of Debentures as Part of Series Previously Issued

        Subject to the foregoing provisions, any of the Debentures may be issued as part of any series of Debentures previously issued, in which case they shall bear the same designation and designating letters as have been applied to such similar prior issue and shall be numbered consecutively upwards in respect of each denomination of Debentures in like manner and following the numbers of the Debentures of such prior issue.

Section 2.05    Form of Debentures of October 30, 2104 Series

        The October 30, 2104 Debentures shall be in the forms set out in Schedule A.

Section 2.06    Form of Debentures of Other Series

        Any further series of Debentures which may at any time be issued hereunder and the coupons, if any, appertaining thereto and the certificate of the Trustee endorsed on such Debentures may be respectively substantially in one or more of the forms of the October 30, 2104 Debentures or in such other form or forms as the directors of the Bank shall by resolution determine at the time of the first issue of any series or part of a series of such Debentures and as shall be approved by the Trustee.

Section 2.07    Debentures Engraved, Printed or Lithographed

        The Debentures of any series may be engraved, lithographed, printed or mimeographed, or partly in one form and partly in another, as the Bank may determine, provided, however, that any mimeographed Debentures may be exchanged for engraved, lithographed or printed Debentures when available and ready for delivery, at the option of the Holders thereof and without expense to such Holders.

Section 2.08    Signature of Debentures and Coupons

        All Debentures shall be signed (either manually or by facsimile signature) by any one Officer together with any one of the Corporate Secretary or General Counsel of the Bank holding office at the time of signing. Interest coupons attached to coupon Debentures shall have reproduced thereon the facsimile signature of any present or future Officer. A facsimile signature upon any of the Debentures and/or coupons shall for all purposes of this indenture be deemed to be the signature of the person whose signature it purports to be and notwithstanding that any person whose signature, either manual or in facsimile, may appear on the Debentures or coupons is not at the date of this indenture or at the date of the Debentures or at the date of the certifying and delivery thereof an Officer or the Corporate Secretary or General Counsel, as the case may be, of the Bank, such Debentures or coupons shall be valid and binding upon the Bank and entitled to the benefits of this indenture.

Section 2.09    Certification

        No Debenture shall be issued or, if issued, shall be obligatory until it has been certified by or on behalf of the Trustee substantially in the form set out in Exhibit 1 or Exhibit 2 hereto, as applicable, or in some other form approved by the Trustee. Such certificate on any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Bank and is entitled to the benefits of this indenture.

Section 2.10    Liability of Trustee

        The certificate of the Trustee signed on the Debentures and/or interim Debentures and/or Trustee's interim certificates hereinafter mentioned shall not be construed as a representation or warranty by the Trustee as to the validity of this indenture or of said Debentures and/or said certificates and the said Trustee shall in no respect be liable or answerable for the use made of said Debentures and/or certificates or any of them or the proceeds thereof.

Section 2.11    Coupons for Interest — Interim Debentures

        The coupons for interest, if any, matured at the date of delivery by the Trustee of definitive coupon Debentures issued hereunder shall be detached from the same and cancelled before delivery unless the same represent unpaid interest on outstanding interim Debentures or Trustee's interim certificates which are being exchanged for the said coupon Debentures.

Section 2.12    Date from which Debentures Bear Interest

        All fully registered Debentures issued hereunder, whether issued originally or in exchange for other Debentures, shall bear interest from their date or from the last interest payment date to which interest shall have been paid or made available for payment on the outstanding Debentures of the same series, whichever shall be the later.

Section 2.13    Interim Debentures and Trustee's Certificates

        Pending the preparation and delivery to the Trustee of Definitive Debentures of any series or part of a series the Bank may execute in lieu thereof (but subject to the same provisions, conditions and limitations as are herein set forth), and the Trustee may certify, interim printed, mimeographed or typewritten Debentures, either registered or payable to bearer, with or without coupons, in such form and in such denominations and with such appropriate omissions, insertions and variations as may be approved by the Trustee and the Secretary or any Officer of the Bank (whose certification or signature, either manual or in facsimile, as the case may be, on any such interim Debentures shall be conclusive evidence of such approval) entitling the Holders thereof to Definitive Debentures of such series or part of a series in any authorized denomination when the same are prepared and ready for delivery, without expense to the Holders, but the total amount of interim Debentures of any series or part of a series so issued shall not exceed the total amount of Debentures of such series or part of a series for the time being authorized. The Bank may execute interim Debentures of any series or part of a series aggregating in principal amount not in excess of the principal amount of the Debentures of such series or part of a series authorized to be issued hereunder and may deliver the same to the Trustee and thereupon the Trustee (but subject to the same provisions, conditions and limitations as herein set forth) may issue its own interim certificates (herein referred to as "Trustee's interim certificates") in such form and in such amounts, not exceeding in the aggregate the principal amount of the interim Debentures of such series or part of a series so delivered to it, as the Bank and the Trustee may approve, entitling the Holders thereof to Definitive Debentures of such series or part of a series when the same are prepared and ready for delivery, without expense to-the Holders. Forthwith after the issuance of any such interim Debentures or Trustee's interim certificates the Bank shall cause to be prepared the appropriate Definitive Debentures for delivery to the Holders of such interim Debentures or Trustee's interim certificates.

        Any such interim Debentures or Trustee's interim certificates when duly issued shall, until exchanged for Definitive Debentures, entitle the Holders thereof to rank for all purposes as Debentureholders and otherwise in respect of this indenture to the same extent and in the same manner as though the said exchange had actually been made. When exchanged for Definitive Debentures such interim Debentures or Trustee's interim certificates shall forthwith be cancelled by the Trustee. Any interest paid upon interim Debentures without coupons or Trustee's interim certificates shall be noted thereon by the paying agent.

Section 2.14    Issue of Debentures

        The Debentures may be issued in such amounts, to such persons, on such terms, not inconsistent with the provisions of this indenture, and at par or at a discount or at a premium as the directors of the Bank may determine. Each Debenture as soon as issued or negotiated shall, subject to the terms hereof, be equally and proportionately entitled to the benefits as if all of the Debentures had been issued and negotiated simultaneously.

Section 2.15    Debentures Negotiable Unless Registered

        Debentures issued hereunder shall be negotiable and shall pass by delivery unless registered for the time being in the name of the Holder as hereinafter provided.

Section 2.16    Registration of Fully Registered Debentures

        The Bank shall keep or cause to be kept at the head office of the Bank in the City of Toronto and at such other place or places and/or by such other registrar or registrars, if any, as the Bank with the approval of the Trustee may designate a register or registers in which shall be entered the names and addresses of the Holders of fully registered Debentures and particulars of the Debentures held by them respectively and of all transfers of fully registered Debentures. The Bank shall also keep or cause to be kept at the head office of the Bank in the City of Toronto and at such other place or places and/or by such transfer agent or transfer agents, if any, as the Bank with the approval of the Trustee may designate a transfer office or transfer offices where fully registered Debentures may be presented for transfer or exchange and where unregistered Debentures and Debentures registered as to principal only may be presented for exchange for fully registered Debentures. No transfer of a fully registered Debenture shall be valid unless such Debenture shall have been surrendered at one of such transfer offices with the form of transfer endorsed thereon, if any, duly executed by the registered Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Bank and/or other transfer agent, if any, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Bank and/or other transfer agent and duly executed as aforesaid, and upon compliance with such reasonable requirements as the Bank and/or other transfer agent may prescribe. Upon such surrender, the Bank shall execute and the Trustee shall certify and the Bank or other transfer agent shall deliver in the name of the transferee or transferees a new Debenture for the same aggregate principal amount as the Debenture so surrendered.

Section 2.17    Registration of Unregistered Debentures

        The Bank shall keep or cause to be kept at the head office of the Bank in the City of Toronto and at such other offices of the Bank and/or by such transfer agent or transfer agents, if any, as the Bank with the approval of the Trustee may designate, a transfer office or transfer offices where the Holder or Holders of any of the unregistered Debentures which by their terms may be registered as to principal only may submit the same for registration as to principal only, such registration to be noted on such Debenture, and the Bank shall keep or cause to be kept at the head office of the Bank in the City of Toronto and at such other place or places and/or by such other registrar or registrars, if any, as the Bank with the approval of the Trustee may designate, a register or registers in which any of such unregistered Debentures submitted for registration shall be registered as to principal only. The name and address of each Holder of a Debenture so registered and particulars of the Debentures held by him shall be entered in such register. After such registration of a Debenture as to principal, no transfer thereof shall be valid unless such Debenture shall have been surrendered for transfer at one of such transfer offices with the form of transfer endorsed thereon, if any, duly executed by the registered Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Bank and/or other transfer agent, if any, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Bank and/or other transfer agent and duly executed as aforesaid, and upon compliance with such reasonable requirements as the Bank and/or other transfer agent may prescribe, and unless such transfer shall have been duly noted on such Debenture by the Bank or other transfer agent; at the option of the Bank, in lieu of noting such transfer on such Debenture, the Bank may execute and the Trustee shall certify and the Bank or other transfer agent shall deliver in the name of the transferee or transferees a new Debenture for the same aggregate principal amount as the Debenture so surrendered. Any Debenture registered as to principal only may be discharged from registry by being transferred to bearer on surrender at one of such transfer offices with the form of transfer endorsed thereon, if any, duly executed as aforesaid or accompanied by a written instrument or instruments in form satisfactory to the Bank and/or other transfer agent and duly executed as aforesaid, after which it shall again be transferable by delivery, but may again and from time to time be registered and discharged from registry as above provided.

Section 2.18    Registers Open to Inspection

        The registers referred to in Section 2.16 and Section 2.17 shall at all reasonable times be open for inspection by the Bank, by the Trustee and by any Debentureholder.

Section 2.19    Transfer of Registered Debentures

        The Holder of a registered Debenture, whether fully registered or registered as to principal only, may at any time and from time to time have the registration of such Debenture transferred to the register kept at any of the places at which a register is kept pursuant to the provisions of Section 2.16 and Section 2.17, in accordance with such reasonable regulations as the Bank may prescribe.

        In the case of Book-Entry Debentures:

  (a)
  It is expressly acknowledged that transfers of beneficial ownership in Debentures represented by a Global Debenture will be effected only (i) with respect to the interest of Participants, through records maintained by the Clearing Agency for such Global Debenture, and (ii) with respect to interests of persons other than Participants, through records maintained by Participants. Beneficial Holders who are not Participants but who desire to purchase, sell or otherwise transfer ownership of or other interest in the Global Debenture may do so only through a Participant.

  (b)
  Except as expressly provided in Section 2.22(c), the rights of Beneficial Holders (including voting rights and the right to receive a certificate or other instrument evidencing an ownership interest in the Debentures) shall be limited to those established by applicable law and agreements between the Clearing Agency and the Participants and between such Participants and Beneficial Holders of such interest and must be exercised through a Participant in accordance with the rules and procedures of the Clearing Agency.

  (c)
  Except as expressly provided in Section 2.22(c), neither the Bank nor the Trustee shall be under any obligation to deliver, nor shall the Beneficial Holders have any right to require the delivery of, a certificate evidencing a Debenture represented by a Global Debenture to the Beneficial Holders.

Section 2.20    Closing of Registers

        The registers of fully registered Debentures of any series may be closed for a period not exceeding 15 days immediately preceding any date upon which interest on such Debentures is payable.

Section 2.21    Closing of Registries and Transfer Offices

        Except in the case of the register and the transfer office required to be kept at the City of Toronto, the Bank, with the approval of the Trustee, shall have power at any time to close any transfer office or to close any register upon which the entries of the registration of any Debentures appear and in that event shall transfer the records thereof to another existing register or to a new register and thereafter such Debentures shall be deemed to be registered on such existing or new register as the case may be. In the event that the register in any place is closed and the records transferred to a register kept in another place, notice of such change shall be given, in the manner provided in Section 13.02, to the Holders of the Debentures registered in the register so closed.

Section 2.22    Dealings with Clearing Agency

  (a)
  In the case of Book-Entry Debentures, unless and until Definitive Debentures have been issued to the applicable Beneficial Holders pursuant to Section 2.22(c):

  (i)
  the Trustee and the Bank may deal with the Clearing Agency for all purposes (including the making of distributions and the delivery of any notice, report or other communication) as the Holder of Debentures and as the authorized representative of the respective Beneficial Holders and for greater certainty, such payment and deliveries to the Clearing Agency or its nominee will satisfy and discharge the obligations of the Bank and Trustee to such Beneficial Holders and each of them;

  (ii)
  to the extent that the provisions of this Section 2.22 conflict with any other provisions of this indenture, the provisions of this Section 2.22 will govern;

  (iii)
  the rights of the respective Beneficial Holders shall be exercised only through the Clearing Agency (directly or by proxy in favour of the respective Participants) and shall be limited to those established herein and by law;

  (iv)
  all transfers, exchanges and conversions of Book-Entry Debentures must be made through the Book-Entry System and any person transferring a Book-Entry Debenture in such manner shall be deemed to have transferred to the transferee all of such person's rights and obligations in respect thereof; all transferees of Book-Entry Debentures shall be deemed to have received and accepted such transfer and be deemed to have agreed to be bound by the provisions of this indenture; and

    (v)
    for purposes of any provision of this indenture requiring or permitting actions with the consent of, or at the direction of, Holders of Debentures evidencing a specified percentage of Debentures then outstanding, the Trustee is entitled to act and rely upon the instructions of the Clearing Agency that it has received instructions, directly or indirectly through its Participants, to such effect from Beneficial Holders owning or representing, respectively, the requisite percentage of Debentures.

  (b)
  The Bank acknowledges and agrees that the Beneficial Holders of each series of Debentures, through their respective Participants, are collectively, for each series of Debentures, entitled under the terms hereof to all of the rights accorded to Holders of Debentures of the same series and are bound by all of the obligations of such Holders.

  (c)
  If (i) required to do so by applicable law or by the rules of any securities exchange upon which the Debentures may be listed, (ii) the Book-Entry System ceases to exist, (iii) the Bank determines that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry System and the Bank is unable to locate a qualified successor, or (iv) the Bank, at its option, elects for any reason to cease using the Book-Entry System or the facilities of the Clearing Agency (including, without limitation, in circumstances where the Bank considers it impracticable or inefficient to effect a distribution of Debentures through the Book-Entry System or through the facilities of the Clearing Agency), the Bank will notify the Beneficial Holders, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Debentures to Beneficial Holders requesting the same. Upon surrender by the Clearing Agency of the Global Debenture and accompanied by registration instructions for re-registration, the Bank will execute and deliver such Definitive Debentures to the Trustee and the Trustee will certify the same and deliver the same to the Clearing Agency. The Bank will not be liable for any delay in delivering such instructions and may conclusively act and rely on, and will be protected in acting and relying on, such instructions. Upon the issuance of such Definitive Debentures, the Bank and the Trustee will recognize the Holders of such Definitive Debentures as Holders hereunder.

  (d)
  If Definitive Debentures have been issued and thereafter the Bank determines that a book-entry system is available in regard to such Definitive Debentures, the Bank may agree to allow for the re-registration of such Definitive Debentures under the book-entry system and the Bank will forthwith deliver notice thereof to each Holder of such Definitive Debentures. Upon surrender by all Holders of their Definitive Debentures accompanied by instructions for re-registration of the Debentures under the book-entry system, such Definitive Debentures will thereafter be re-issued under the book-entry system and be subject to Section 2.22 as though Definitive Debentures had not been issued prior thereto mutatis mutandis.

  (e)
  Neither the Bank nor the Trustee will assume any liability for: (i) any aspect of the records relating to the beneficial ownership of any Debenture held by the Clearing Agency or the payments or deliveries relating thereto; (ii) maintaining, supervising or reviewing any records relating to such Debentures; or (iii) any advice or representation made by or with respect to the Clearing Agency relating to the rules governing the Clearing Agency or any action to be taken by the Clearing Agency or at the direction of Participants.

  (f)
  For so long as the Clearing Agency is the Holder of any Global Debenture, the Clearing Agency shall be treated as being two persons for the purpose of any quorum requirements of a meeting of Holders of Debentures.

  (g)
  Each Participant must look solely to the Clearing Agency, for so long as the Clearing Agency is the Holder of the Global Debenture, for its share of each payment made by the Trustee to the Holder of the Global Debenture, subject to and in accordance with the rules and procedures of the Clearing Agency. Provided that the Bank has made payments to the Trustee in respect of a Global Debenture as required by this indenture, Participants shall have no claim against the Bank in respect of payments due on such Global Debenture and the obligations of the Bank shall be discharged by payment to the Trustee in respect of each amount so paid.

  (h)
  As soon as practicable following the Closing Date, the Clearing Agency shall deliver to the Trustee a certified list of Participants (the "Participant List") as at the Closing Date showing the name and address of each Participant together with the aggregate principal amount of such Participant's interest in the Debentures of the applicable series. Following the Closing Date, and for so long as interests in the Debentures are represented by the Global Debenture, the Clearing Agency shall, upon the reasonable request of the Trustee from time to time, deliver to the Trustee a copy of the then current Participant List and such additional information as the Trustee may reasonably request. The Bank and the Trustee shall be entitled to rely upon all such information provided by the Clearing Agency to the Bank and the Trustee hereunder.

Section 2.23    Not Charged With Notice of Trust

        The Bank and/or any registrar for any of the Debentures and/or the Trustee shall not be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Debenture and may transfer the same on the direction of the registered Holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

Section 2.24    Persons Entitled to Payment of Principal

        The person in whose name any registered Debentures shall be registered shall be deemed the owner thereof for all purposes of this indenture and payment of or on account of the principal of and premium, if any, on such Debentures shall be made only to or upon the order in writing of the Holder thereof and such payment shall be good and sufficient discharge to the Bank and to the Trustee for the amounts so paid.

Section 2.25    Payment of Interest on Fully Registered Debentures

        In the case of fully registered Debentures (other than Book-Entry Debentures), as the interest on such Debentures matures (except interest payable at maturity or on redemption which shall be paid upon presentation and surrender of such Debentures for payment) the Bank shall either: (i) on each date on which interest on such Debentures becomes due, transfer, or arrange for the transfer of, immediately available funds by electronic funds transfer, or (ii) at least 3 days prior to each date on which interest on such Debentures becomes due, forward or cause to be forwarded by cheque, to the Holder for the time being, or in the case of joint Holders, to one of such joint Holders, the amount of such interest (less any tax required to be deducted). Cheques shall be made payable to the order of such Holder or Holders and negotiable at par at each of the places at which interest upon such Debentures is payable, and shall be forwarded by prepaid post to the address appearing on the appropriate register hereinbefore mentioned. Electronic funds transfers shall be forwarded to an account maintained by the Holder. The forwarding of such cheque or electronic funds transfer, as the case may be, shall satisfy and discharge the liability for the interest upon such Debentures to the extent of the sums represented thereby (plus the amount of any tax deducted as aforesaid) unless such cheque or electronic funds transfer is not honoured, provided that in the event of the non-receipt of such cheque or electronic funds transfer by the registered Holder, or the loss or destruction thereof, the Bank upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it shall issue or initiate to such registered Holder a replacement cheque or electronic funds transfer for the same amount.

        In the case of Book-Entry Debentures:

  (a)
  as payments in respect of principal and interest on the Debentures represented by a Global Debenture become due, the Bank (except in cases of payments at maturity which may, at the option of the Bank, be made only upon presentation and surrender of the Global Debenture) shall either (i) on each interest payment date, transfer, or arrange for the transfer of, immediately available funds by electronic funds transfer, by no later than 10:00 a.m. on such interest payment date, to the principal office of the Trustee in the City of Toronto for the amount of such payment, or (ii) on the day that is two Business Days prior to each interest payment date, forward or cause to be forwarded to the principal office of the Trustee in the City of Toronto a cheque for the amount of such payment, payable on such interest payment date to the order of the Trustee and negotiable at par, provided that the Bank and the Trustee may agree to an alternate method of payment by the Bank to the Trustee from time to time; and

  (b)
  for so long as the Clearing Agency is the Holder of a Global Debenture, the Trustee shall either (i) upon receipt of such payment by electronic funds transfer from the Bank, on the interest payment date, forward to the Clearing Agency, as the Holder of the Global Debenture, immediately available funds by electronic funds transfer for all amounts due in respect of such principal and interest on the Debentures represented by the Global Debenture for credit by the Clearing Agency to Participants' accounts, or (ii) upon receipt of such payment by cheque from the Bank, on the day that is one Business Day prior to the applicable interest payment date, forward to the Clearing Agency, as the Holder of the Global Debenture, a cheque payable on such interest payment date for all amounts due in respect of such principal and interest on the Debentures represented by the Global Debenture for credit by the Clearing Agency to Participants' accounts, provided that the Trustee and the Clearing Agency may agree to an alternate method of payment by the Trustee to the Clearing Agency from time to time (including, without limitation, payment through the facilities of the Clearing Agency).

        All payments required to be made in respect of the Debentures shall be subject to applicable Canadian laws, regulations and requirements of the Canadian Payments Association.

        For the purposes of the Interest Act (Canada),

  (i)
  subject to (ii) below, where interest is to be paid hereunder for a period other than a yearly period, and the calendar year in which such interest is to be ascertained is a year of 366 days, the yearly rate of interest equivalent to the rate which is expressed to be applied to such payment is such rate multiplied by 366 and divided by 365; and

  (ii)
  where interest is to be paid hereunder for a half-yearly or quarterly period, as the case may be, the yearly rate of interest equivalent to the rate which is expressed to be applied to such payment is such rate multiplied by a fraction, the numerator of which is the actual number of days in the year and the denominator of which is the actual number of days in such period multiplied by two or four, respectively.

Section 2.26    Bearer of Unregistered Debenture or Coupon

        The Bank and the Trustee may deem and treat the bearer of any unregistered Debenture and the bearer of any coupon for interest on any coupon Debenture, whether such Debenture shall be registered as to principal or not, as the absolute owner of such Debenture and/or coupon for the purpose of receiving payment thereof, and for all other purposes whatsoever, and the Bank and the Trustee shall not be affected by any notice to the contrary.

Section 2.27    Free From All Equities

        The Holder for the time being of any registered Debenture and the bearer for the time being of any Debenture payable to bearer and the bearer of any coupon (except any coupon which shall be void by reason of the acceleration of the maturity of the Debenture to which it was annexed) shall be entitled to the principal moneys, premium, if any, and interest evidenced by such instruments respectively, free from all equities or rights of set-off or counter-claim between the Bank and the original or any intermediate Holder thereof, and all persons may act accordingly and a transferee of a registered Debenture shall, after the appropriate form of transfer is lodged with the registrar and upon compliance with all other conditions in that behalf required by this indenture or by any conditions endorsed on the Debenture or by law, be entitled to be entered on any one of the said registers as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Bank and his transferor or any previous Holder thereof, save in respect of equities of which the Bank is required to take notice by statute or by order of a court of competent jurisdiction.

Section 2.28    Debentures Registered In More Than One Name

        Where registered Debentures are registered in more than one name the principal moneys, premium, if any, and interest (in the case of fully registered Debentures) from time to time payable in respect thereof may be paid by cheque or electronic funds transfer payable to the order or to the account of all such Holders, failing written instructions from them to the contrary, and the receipt of any one of such Holders therefore shall be a valid discharge to the Bank, to any registrar and to the Trustee.

Section 2.29    Re-Issue of Debentures

        Subject to the provisions of the Bank Act, all or any of the Debentures while the Bank remains in possession thereof and is not in default hereunder may be pledged, hypothecated or charged from time to time by the Bank as security for advances or loans to or for indebtedness or other obligations of the Bank, and, when redelivered to the Bank or its nominees on or without payment, satisfaction, release or discharge in whole or in part of any such advances, loans, indebtedness or obligations, shall (except when acquired pursuant to any provision of the Debentures or of this indenture or pursuant to a resolution of the directors of the Bank which provision or resolution requires cancellation and retirement of such Debentures so acquired) while the Bank remains in possession thereof be treated as unissued Debentures and accordingly may be issued or re-issued, pledged, hypothecated or charged, sold or otherwise disposed of as and when the Bank may think fit, and all such Debentures so issued or re-issued before but not after the respective dates of maturity thereof shall continue to be entitled, as upon their original issue, to the benefit of all the terms, conditions, rights, priorities and privileges hereby attached to or conferred on Debentures issued hereunder.

Section 2.30    Mutilation, Loss or Destruction of Debentures

        In case any of the Debentures or coupons issued hereunder shall become mutilated or be lost or destroyed, the Bank, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a new Debenture or coupon of like date and tenor upon surrender and cancellation of the mutilated Debenture or coupon, or, in the case of a lost or destroyed Debenture or coupon, in lieu of and in substitution for the same, and the substituted Debenture or coupon shall be in a form approved by the Trustee and shall be entitled to the benefits of this indenture equally with all other Debentures and/or coupons issued or to be issued hereunder. In the case of loss or destruction the applicant for a substituted Debenture or coupon shall furnish to the Bank and to the Trustee such evidence of such loss or destruction as shall be satisfactory to the Bank and to the Trustee in their discretion and shall also furnish indemnity satisfactory to them in their discretion. The applicant for a new or substituted Debenture or coupon shall pay all expenses incidental to the issuance of such substituted Debenture or coupon.

Section 2.31    Exchange of Debentures

        Coupon Debentures may be exchanged for fully registered Debentures and vice versa and Debentures of any denomination (other than Global Debentures, except as set forth in Section 2.22) may be exchanged for Debentures of any other authorized denomination or denominations, any such exchange to be for an equivalent principal amount of Debentures of the same series carrying the same rate of interest and having the same maturity date, and the same redemption and sinking fund provisions, if any, provided that the Bank or the Trustee shall not be required to make exchanges of any Debentures during the 7 Business Days next preceding the selection of Debentures on a partial redemption or to make exchanges of any Debentures which have been selected or called for redemption unless upon due presentation thereof for redemption such Debenture shall not be redeemed. All exchanges for Debentures shall be made only at the head office of the Bank in the City of Toronto or at such other office or offices of the Bank or at the office of such other transfer agent or transfer agents as may from time to time be designated by the Bank for such purpose. Any Debentures tendered for exchange shall be surrendered to the Bank together with all unmatured coupons if any, appertaining thereto and shall be cancelled.

Section 2.32    Charge on Exchange, Registration, Transfer

        Except as herein otherwise provided, in every case of exchange of Debentures of any denomination or form for other Debentures and for any registration of Debentures as to principal and for any discharge from such registration and for any transfer of Debentures (other than an exchange of interim Debentures for Definitive Debentures or the initial registration of Definitive Debentures issued in exchange for bearer interim Debentures) the Bank or other registrar may make a sufficient charge to reimburse it for any stamp tax or governmental charge required to be paid, and in addition a reasonable charge for its services and for every Debenture issued upon such exchange, registration or transfer, and payment of the said charges shall be made by the party requesting such registration, exchange or transfer as a condition precedent thereto.

Section 2.33    Cancellation and Destruction of Debentures and Coupons

        All Debentures surrendered for the purpose of payment, redemption, exchange or transfer, or credited against or purchased out of sinking fund moneys, shall be cancelled and no Debentures shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this indenture. If the Bank shall acquire any of the Debentures other than out of sinking fund moneys, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are cancelled. The Bank shall give the Trustee notice of all payments of portions of Debentures and shall deliver all cancelled Debentures forthwith upon cancellation to the Trustee. Upon written request of the Bank, the Trustee shall return to the Bank any cancelled Debentures with the certification of the Trustee thereon cancelled or shall otherwise dispose of such cancelled Debentures as the Bank may direct.

Section 2.34    Option of Holder as to Place of Payment

        Except as otherwise herein provided all sums which may at any time become payable, whether at maturity or on a declaration or on redemption or otherwise, on account of any Debenture or coupon or any interest or premium thereon, shall be payable at the option of the Holder at any of the places at which the principal and interest of such Debenture or coupon are payable.

Article III

SUBORDINATION OF DEBENTURES

Section 3.01    Debentures Subordinated to Senior Indebtedness

        The Debentures, including the October 30, 2104 Debentures, will constitute subordinated indebtedness of the Bank within the meaning of the Bank Act and, in the event of the insolvency or winding up of the Bank, the indebtedness evidenced by the Debentures ranks equally with and not prior to the debentures under the 1967 Indenture. The Bank covenants and agrees and each Holder of any Debenture or coupon, by his acceptance thereof, likewise covenants and agrees and shall be deemed conclusively to have covenanted and agreed, for the benefit of present and future Holders of deposit liabilities and of other Senior Indebtedness, anything in this indenture to the contrary notwithstanding, that in the event of the insolvency or winding-up of the Bank the indebtedness evidenced by the Debentures is subordinate in right of payment to the prior payment in full of the deposit liabilities of the Bank and of all other Senior Indebtedness, whether now outstanding or hereafter incurred, in accordance with the terms of such deposit liabilities and other Senior Indebtedness, and each Holder of any Debenture or coupon by his acceptance thereof agrees to and shall be bound by the provisions of this Article III.

Section 3.02    Other Rights of Debentureholders Not Impaired

        Nothing contained in this Article III or elsewhere in this indenture, or in the Debentures, is intended to or shall impair, as between the Bank, its creditors other than the holders of Senior Indebtedness, and the Holders of the Debentures, the obligation of the Bank, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of, premium, if any, and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Holders of the Debentures or coupons and creditors of the Bank other than the holders of the Senior Indebtedness, nor shall anything herein or in the Debentures or coupons prevent the Trustee or the Holder of any Debenture or coupon from exercising all remedies otherwise permitted by this indenture or, except as expressly limited hereby or by the Debentures, by applicable law upon default under this indenture or the Debentures, subject to the rights, if any, under this Article III of the holders of Senior Indebtedness in respect of cash, property or securities of the Bank received upon the exercise of any remedy.

Section 3.03    Further Assurances of Subordination

        Each Holder of Debentures or coupons by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate further to assure the subordination as provided in this Article III and appoints the Trustee his agent for any and all such purposes.

Article IV

ISSUANCE OF DEBENTURES

Section 4.01    4.97% Debentures Due October 30, 2104

        Exclusive of Debentures issued upon any transfer of or in exchange or substitution for or by way of replacement of any Debentures previously issued, the initial series of Debentures to be issued hereunder shall consist of, and be limited to, Debentures in an aggregate principal amount not in excess of $800,000,000, shall be designated as "4.97% Debentures due October 30, 2104" (herein referred to as the October 30, 2104 Debentures" or "Debentures of the October 30, 2104 Series"), and shall have the terms more particularly described in Schedule A.

Section 4.02    Additional Debentures

        After the $800,000,000 principal amount of October 30, 2104 Debentures, or such lesser amount thereof as shall have been authorized, issued and sold pursuant to this indenture, have been certified and delivered, Additional Debentures may, subject to the provisions of Section 4.03 and to such restrictions as may be set forth in any Additional Debentures or in any indenture under which any Additional Debentures are issued and subject to compliance with such provisions, if any, of the Bank Act as may at such time be applicable and subject as hereinafter provided, from time to time be executed and issued by the Bank and certified and delivered by the Trustee upon application by the Bank but only upon receipt by the Trustee of:

  (a)
  A written order of the Bank requesting the certification of such Additional Debentures in the principal amount applied for, specifying the person or persons to whom such Debentures shall be delivered;

  (b)
  A certified resolution of the Bank certified within 10 days prior to the date of such written order, authorizing the issue and requesting the certification of Additional Debentures of the principal amount applied for and specifying the series thereof, and the particulars and provisions to be expressed in or which are to relate to such Additional Debentures in accordance with the provisions hereof;

  (c)
  An Officers' Certificate dated within 10 days prior to the date of such written order, stating that to the best of the knowledge and belief of the signers no event of default under this indenture has occurred and is continuing and the Bank will not by the issue of such Additional Debentures be in default under this indenture or in violation of the provisions of the Bank Act as it may at such time be applicable; and

  (d)
  An opinion of Counsel that all requisite indentures supplemental hereto, if any are required, have been duly executed by the Bank and that such indentures or the Additional Debentures contain all appropriate provisions as to dates, maturities, rates of interest, form, denominations, places and media of payment, numbers, exchange and redemption or call, and that all legal requirements in respect of the proposed issue of Additional Debentures have been met.

Section 4.03    No Additional Debentures to be Issued During Default

        No Additional Debentures shall be certified or delivered if the Bank is at the time to the knowledge of the Trustee in default under any of the provisions of this indenture. Any certification and delivery of any Additional Debentures by the Trustee shall be conclusive evidence of the absence of knowledge on the part of the Trustee of any such default at the time of such certification and delivery.

Section 4.04    Concerning Resolutions, Certificates and Reports

        The Trustee, prior to the certification and delivery of any Debentures under any of the provisions of this Article, shall not be bound to make any enquiry or investigation as to the correctness of the matters set forth in any of the resolutions, written orders, opinions, certificates or other documents required by the provisions of this Article, but shall be entitled to accept and act upon the said resolutions, written orders, certificates and other documents. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable.

Article V

REDEMPTION AND PURCHASE OF DEBENTURES

Section 5.01    General

        The Bank shall have the right at its option to redeem either in whole at any time or in part from time to time prior to maturity Debentures issued hereunder of any series which by their terms are made so redeemable (subject, however, to any applicable law restricting the redemption of Debentures of such series) at such rates of premium, if any, and at such date or dates as shall have been determined at the time of the issue of such Debentures and as shall be expressed in this indenture and/or in the Debentures and/or in the resolution and/or supplemental indenture authorizing or providing for the issue thereof.

Section 5.02    Redemption of October 30, 2104 Debentures

        The October 30, 2104 Debentures shall be redeemable by the Bank in accordance with the provisions set out in Schedule A.

Section 5.03    Partial Redemption of Debentures

        In the event that less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, the Debentures of such series so to be redeemed shall be selected by the Trustee by lot in such manner as the Trustee may deem equitable. For this purpose, the Trustee may make regulations with respect to the manner in which such Debentures may be drawn for redemption and regulations so made shall be valid and binding upon all Holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures becomes subject to redemption in part only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debenture for payment of the redemption price, the Bank shall execute and the Trustee shall certify and the Bank shall deliver to the Holder thereof or upon his order, at the expense of the Bank, one or more new Debentures, of the same series, maturity date and tenor, for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered. Unless the context otherwise requires, the word "Debenture" or "Debentures" as used in this Article V shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

Section 5.04    Notice of Redemption

        Notice of intention to redeem any of the Debentures shall be given by the Bank in the following manner:

  (a)
  If all or any of the Debentures at any time to be redeemed are registered Debentures, notice of intention to redeem such Debentures shall be given to each Holder of such Debentures by letter or circular sent through the ordinary mail, postage prepaid, addressed to him at his last address appearing upon one of the registers hereinbefore mentioned and mailed not less than 30 days prior to the date fixed for redemption. The accidental omission to mail any such letter or circular to or the non-receipt of any such letter or circular by any such Holder or Holders shall not invalidate or otherwise prejudicially affect the redemption of such Debentures.

  (b)
  If all or any of the Debentures at any time proposed to be redeemed are unregistered Debentures, notice of intention to redeem such Debentures shall be given by the Bank by the issuance of a press release, issued through a commercial newswire service, at least 30 days prior to the redemption date fixed in such notice.

  (c)
  Every notice of redemption given by publication as provided in subsection (b) of this Section 5.04 shall designate the series of the Debentures so called for redemption, and unless all of the Debentures of the series so designated or all of the Debentures of such series having the same maturity date for the time being outstanding are to be redeemed, state the designating numbers of the unregistered Debentures so called for redemption and in case a Debenture is to be redeemed in part only that part of the principal amount thereof so to be redeemed and every notice of redemption, whether given by letter or circular or by publication, shall specify the redemption date and the redemption price, shall state where payment of the redemption price is to be made upon presentation and surrender of such Debenture, and shall state that in case the Debenture specified in such notice be not presented for redemption on such redemption date all interest thereon shall cease from and after the said date.

  (d)
  Every notice sent by post or published as aforesaid shall be deemed to have been given on the day on which it is mailed or first published, as the case may be.

Section 5.05    Debentures Due on Redemption Dates

        Notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable at the redemption price, on the redemption date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures respectively, anything therein or herein to the contrary notwithstanding, and from and after such redemption date, if the moneys necessary to redeem such Debentures shall have been deposited as provided in Section 5.06 hereof and affidavits or other proof satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest upon the said Debentures shall cease and coupons for interest to accrue after said date upon said Debentures shall become and be void.

        In case any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

Section 5.06    Deposit of Redemption Moneys

        Redemption of Debentures pursuant to this Article V shall be provided for by setting aside in trust or by depositing with the Trustee or any paying agent to the order of the Trustee, at least 1 Business Day prior to the redemption date fixed in such notice, such sums as may be sufficient to pay the redemption price of such Debentures. The Bank shall also deposit with the Trustee a sum sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such redemption. From the sums set aside in trust or so deposited, the Bank or the Trustee, as the case may be, shall pay or cause to be paid to the Holders of such Debentures so called for redemption, upon surrender of such Debentures with the unmatured coupons, if any, appertaining thereto, the redemption price. In the case of coupon Debentures the accrued interest as represented by coupons matured prior to, or on, the redemption date shall continue to be payable (but without interest thereon, unless the Bank shall make default in the payment thereof upon demand) to the respective bearers of the coupons therefore upon presentation and surrender thereof.

Section 5.07    Failure to Surrender Debentures Called for Redemption

        In case the Holder of any such Debenture so called for redemption shall fail within 60 days after the date fixed for redemption so to surrender his Debenture and such unmatured coupons, if any, or shall not within such time accept payment of the redemption price payable in respect thereof or give such receipt therefor, if any, as the Bank or the Trustee may require, such redemption price shall be paid by the Bank to the Trustee, if not theretofore so paid, and shall be set aside in trust for such Holder, either in the deposit department of the Trustee or in an account in the Bank or some other chartered bank in Canada in the name of the Trustee, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside, and to that extent the said Debenture and coupons, if any, shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the moneys so paid and deposited upon surrender and delivery up of his Debenture and coupons, if any, of the redemption price of such Debenture plus such interest thereon, if any, as the depositary may allow.

        Any moneys so set aside and interest thereon, if any, not claimed by or paid to the Holder of Debentures entitled thereto within 6 years after the date of such setting aside shall be repaid to the Bank by the Trustee on demand and thereupon the Trustee shall be released from all further liability with respect to such moneys and thereafter the Holders of the Debentures or coupons in respect of which such moneys were so repaid to the Bank shall have no rights in respect thereof except to obtain payment of the redemption price of such Debentures plus such interest if any, allowed by the depositary, subject to any defence the Bank may have.

Section 5.08    Cancellation and Destruction of Debentures and Coupons

        All Debentures redeemed under this Article together with the coupons, if any, appertaining thereto, shall forthwith be cancelled and shall be delivered to the Trustee and no Debentures shall be issued in substitution therefor.

Section 5.09    Surrender of Debentures for Cancellation

        If the principal moneys due upon any Debenture issued hereunder shall become payable by redemption or otherwise before the date of maturity thereof, the person presenting such Debenture for payment must surrender the same for cancellation together with all unmatured coupons, if any, appertaining thereto, the Bank nevertheless paying the interest for the fraction of the current half year (computed on a per diem basis) if the date fixed for payment be not an interest payment date.

Section 5.10    Liquidation, Enforcement Proceedings, Etc.

        Subject to the provisions of Section 7.03 and as otherwise hereinafter provided, in the event of proceedings being instituted for the voluntary or involuntary liquidation or winding-up of the Bank before the maturity of the Debentures of any series for the time being outstanding (except for the purpose of effecting a reconstruction of the Bank or its consolidation, amalgamation or merger with another Person in the manner provided in Article VIII hereof), all of the Debentures shall be redeemed and/or paid by the Bank at the price at which the Bank could redeem or pay the same (otherwise than out of sinking fund moneys) on the date on which the resolution was passed or proceedings were instituted or order granted (whichever shall first occur) for the liquidation or winding-up of the Bank provided that Additional Debentures of any series shall not be redeemed or paid by the Bank under the provisions of this Section 5.10 before such date, if any, as may be specified for purposes of this Section 5.10 in such Additional Debentures or in any indenture under which such Additional Debentures may be issued.

Section 5.11    Purchase of Debentures

        Subject to the provisions set out in Schedule A with respect to the October 30, 2104 Debentures and such restrictions on purchase as may be set forth in any Additional Debentures or in any indenture under which Additional Debentures may be issued, at any time when the Bank is not in default hereunder, the Bank may purchase Debentures in the market or by private contract at any price.

Article VI

CERTAIN COVENANTS OF THE BANK

        The Bank hereby covenants and agrees with the Trustee as follows:

Section 6.01    To Pay Principal, Premium and Interest

        The Bank will duly and punctually pay or cause to be paid to each Holder of Debentures issued hereunder the principal thereof, premium, if any, and interest accrued thereon in accordance with the terms and subject to the conditions mentioned herein and the Debentures and coupons, if any, appertaining thereto.

Section 6.02    To Carry on Business, Etc.

        So long as any of the Debentures shall be outstanding, the Bank will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights to carry on the business of banking and will comply with all laws applicable to the Bank; provided, however, that nothing herein contained shall prevent any consolidation or merger of the Bank or any sale or transfer of all or substantially all of its property and assets permitted by Article VIII.

Section 6.03    To Pay Trustee's Remuneration

        The Bank will pay to the Trustee reasonable remuneration for its services as Trustee hereunder as may be agreed upon by the Trustee and the Bank and will also pay all costs, charges and expenses properly incurred by the Trustee in connection with the trusts hereof. The said remuneration will be payable notwithstanding that a curator under the Bank Act or a liquidator under the Winding-Up Act of Canada shall have been appointed or the trusts of this indenture shall be in course of administration by or under the direction of the Court.

Section 6.04    Restriction on Other Indebtedness

        The Bank will not, so long as any of the October 30, 2104 Debentures shall be outstanding, create or issue any Long Term Debt other than the Debentures except Long Term Debt ranking on a parity with the Debentures or ranking junior to the Debentures.

Article VII

REMEDIES IN CASE OF DEFAULT

Section 7.01    Acceleration of Maturity on Default

        Upon the happening of any one or more of the following events (herein sometimes called "events of default") namely:

  (a)
  if the Bank shall become insolvent or bankrupt or subject to the provisions of the Winding-up Act and Restructuring Act (Canada), or any statute hereinafter enacted in substitution therefore, as such Act, or substituted Act, may be amended from time to time, or if the Bank goes into liquidation, either voluntarily or under an order of a court of competent jurisdiction, or otherwise acknowledges its insolvency (provided that a resolution or order for the winding-up of the Bank with a view to its reconstruction or its consolidation, amalgamation or merger with another Person or the transfer of its assets as an entirety to such other Person, as provided in Article VIII hereof, shall not constitute an event of default under this Section 7.01 if such last-mentioned Person shall, as a part of such reconstruction, consolidation, amalgamation, merger or transfer, and, within 90 days from the passing of the resolution or the date of the order or within such further period of time as may be allowed by the Trustee, comply with the conditions to that end stated in Article VIII hereof); or

  (b)
  any other event as may be specified for any series of Additional Debentures;

then in each and every such event, subject to the provisions of Section 7.02, Section 7.03 and Section 7.04, the Trustee may in its discretion and shall upon the request in writing of the Holders of 25% in principal amount of the Debentures then outstanding, declare the principal of and interest on the Debentures, together with the premium, if any, which would have been payable thereon if the Bank had redeemed the Debentures (otherwise than for sinking fund purposes) on the date of such declaration or on the interest payment date next following any such date in the case of Debentures redeemable only on an interest payment date or on the earliest date thereafter or which such Debentures may be redeemed by the Bank, to be due and payable and the same shall forthwith become immediately due and payable to the Trustee on demand, anything therein or herein contained to the contrary notwithstanding, and the Bank shall (subject to the provisions of Article III) pay forthwith to the Trustee on demand for the benefit of the Holders of the Debentures the amount of the principal, premium, if any, as aforesaid, and interest then accrued on all the Debentures and all other moneys payable under the provisions hereof together with interest at the respective rates of interest borne by the Debentures on such principal, premium, if any, and interest from the date of the said declaration until payment is received by the Trustee, and such payment when made shall be deemed to have been made on the Debentures and any moneys so received by the Trustee shall be applied in the manner hereinafter provided in Section 7.06.

Section 7.02    Debentures Not to be Payable Before Specified Date

        Notwithstanding the provisions of Section 7.01 or any declaration made by the Trustee pursuant thereto but subject to the proviso set forth below and to the provisions of Section 7.03, indebtedness evidenced by Additional Debentures of any series shall not be paid by the Bank before such date, if any, as may be specified for the purpose of this Section 7.02 in such Additional Debentures or in any indenture under which such Additional Debentures may be issued provided, however, that the provisions of this Section 7.02 shall not be deemed to prevent the Holder of any Debenture or the Trustee on behalf of any such Holder from proving claims in any insolvency or winding-up proceedings for such amounts in respect of the Debentures as they may be permitted to claim under the laws applicable to such insolvency or winding-up proceedings or to receive payment of any such amounts.

Section 7.03    Provision for Redemption or Payment of Debentures Subject to Restrictions Under Section 5.11 or Section 7.02

        In the case of any Debentures which cannot be redeemed or the indebtedness evidenced by which cannot be paid by the Bank by reason of the restrictions set forth in Section 5.11 or Section 7.02 hereof, upon the occurrence of any of the events specified in Section 5.11 or upon any declaration being made by the Trustee under the provisions of Section 7.01, the Bank shall provide for the redemption of such Debentures or the payment of such indebtedness by setting aside in trust or by depositing with the Trustee or any paying agent to the order of the Trustee such amount or amounts as will on the date when such redemption or payment can first be made by the Bank without being subject to the aforesaid restrictions, be sufficient to pay on such date the redemption price of such Debentures or the amount of such indebtedness (together with the premium, if any, which would have been payable thereon if the Bank had redeemed the Debentures otherwise than for sinking fund purposes, on the date of such payment or on the interest payment date next following any such date in the case of Debentures redeemable only on an interest payment date or on the earliest date thereafter on which such Debentures may be redeemed by the Bank) including interest at the rate specified in such Debentures in each case accrued to the date of actual redemption or payment.

        The Bank shall also deposit with the Trustee a sum sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such redemption or payment.

        From the sums set aside in trust or so deposited, the Bank or the Trustee, as the case may be, when such redemption or payment can be made by the Bank without being subject to the aforesaid restrictions, shall call for redemption and redeem and pay or cause to be paid to the Holders of such Debentures so called for redemption upon the surrender of such Debentures with the unmatured coupons, if any, appertaining thereto the redemption price or, in a case other than redemption, shall pay or cause to be paid to the Holders of such Debentures the indebtedness evidenced by such Debentures together with interest thereon accrued to the date of payment. In the case of any redemption by the Trustee pursuant to the provisions of this Section 7.03, the Trustee may perform all acts and take all proceedings which under the terms of Article V could or may be performed or taken by the Bank and the provisions of Section 5.03 to Section 5.07 inclusive shall apply mutatis mutandis to such redemptions.

        In respect of any setting aside or deposit under the provisions of this Section 7.03 by reason of the making of any declaration under the provisions of Section 7.01, the amount to be set aside or deposited pursuant to the provisions of this Section 7.03 shall be such amount as shall bear the same proportion to the aggregate principal amount of Debentures with respect to which such setting aside or deposit is required to be made as the amount paid by the Bank under Section 7.01 bears to the aggregate principal amount of all Debentures in respect of which payment is being made under the provisions of Section 7.01 at such time outstanding.

Section 7.04    Waiver of Default

        Upon the happening of any default hereunder, except default in payment of principal moneys at maturity, and in addition to the powers exercisable by the Debentureholders by extraordinary resolution, the Holders of not less than 51% in principal amount of the Debentures which shall then be outstanding shall have power by an instrument or instruments in writing or by the affirmative vote of such Holders at a meeting duly convened and held as hereinafter provided to require the Trustee to waive the default and the Trustee shall thereupon waive the default upon such terms and conditions as such Holders shall prescribe. So long as it has not become bound as provided in this Article to declare the principal of and premium, if any, as aforesaid and interest on all the Debentures then outstanding to be due and payable, or to obtain and enforce payment of the same, the Trustee shall have power to waive any default arising hereunder, except default in payment of principal moneys at maturity, if in the opinion of the Trustee the same shall have been cured, or adequate satisfaction made therefor, upon such terms and conditions as the Trustee may deem advisable. Provided always that no act or omission either of the Trustee or of the Debentureholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom.

Section 7.05    Right of Trustee to Enforce Payment

        Subject to the provisions of Section 7.02 and Section 7.04, in case the Bank shall fail to pay to the Trustee, on demand following a declaration made by the Trustee pursuant to Section 7.01, the principal of and premium, if any, as aforesaid and interest on all the Debentures then outstanding, together with any other amounts due hereunder (including any amounts to be set aside or deposited under Section 7.03), the Trustee may in its discretion and, upon the request in writing of the Holders of not less than 25% in principal amount of the Debentures then outstanding and upon being indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, shall proceed in its name as Trustee hereunder to obtain or enforce payment of the said principal of and premium, if any, and interest on all the Debentures then outstanding together with any other amounts due hereunder (including any amounts to be set aside or deposited under Section 7.03), by any remedy provided by law either by legal proceedings or otherwise.

Section 7.06    Application of Moneys by Trustee

        Except as in Section 7.03 and Section 7.07 and as elsewhere herein otherwise expressly provided, any moneys received by the Trustee from the Bank pursuant to the foregoing Sections of this Article VII, or as a result of legal or other proceedings or from any trustee in bankruptcy or curator or liquidator of the Bank, shall be applied, together with any other moneys in the hands of the Trustee available for such purposes, in the first place to pay or reimburse to the Trustee the costs, charges, expenses, advances and compensation to the Trustee in or about the execution of its trust, or otherwise in relation hereto, with interest thereon as herein provided, and all taxes, assessments and other charges ranking in priority to the Debentures and coupons, if any, and the residue of the said moneys shall be applied as follows:

  (a)
  Firstly, the said moneys shall be applied in or towards payment of the principal of all of the Debentures for the time being outstanding other than Debentures in respect of which provision for payment has been made by the Bank under Section 7.03, and thereafter in or towards payment of the premium, if any, on such Debentures, and lastly in or towards payment of the accrued and unpaid interest and interest on overdue interest and premium, if any, on such Debentures (or if the Debentureholders by instrument in writing signed by the Holders of not less than 51% in principal amount of the Debentures for the time being outstanding or by extraordinary resolution passed at a meeting of Debentureholders shall have directed payments to be made in accordance with any other order of priority, or without priority as between principal, premium, if any, and interest, then such moneys shall by applied in accordance with such direction) provided that no payment shall be made on any interest or coupon the time of payment of which has been extended, whether by purchase or funding or otherwise.

  (b)
  The surplus, if any, of such moneys shall be paid to the Bank or its assigns.

Section 7.07    Application of Moneys where Restrictions Apply by Reason of Section 7.02

        If by reason of any of the provisions of Section 7.02 no moneys are received by the Trustee on account of the principal amount of the Debentures of one or more series, the principal amount of and premium, if any, and interest on such Debentures shall not be paid by the Trustee pursuant to the provisions of subsection (a) of Section 7.06. In the event that moneys are subsequently received by the Trustee on account of the principal amount of such Debentures of any series (including moneys held by the Trustee under Section 7.03 when payment of such moneys is no longer restricted by Section 7.02), such moneys shall be applied firstly in or towards payment of the principal of all the Debentures of such series at such time outstanding and thereafter in or towards payment of the premium, if any, on such Debentures, and lastly in or towards payment of the accrued and unpaid interest and interest on overdue interest and premium, if any, on such Debentures, all to the exclusion of all other Debentures until the aggregate amount paid on account of the principal, premium, if any, and interest on each Debenture of such series is the same proportion of the total outstanding principal, premium, if any, and interest on such Debenture as the aggregate amounts theretofor paid with respect to Debentures of all other series which were not at such time subject to any restriction as to payment by reason of the provisions of Section 7.02, were of the aggregate principal amount of all Debentures of such other series.

Section 7.08    Trustee May Defer Distribution

        The Trustee shall not be bound to apply or make any partial or interim payment of any moneys coming into its hands if the amount so received by it is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and deal with same as provided in Article IX hereof until the money or the investments representing the same, with the income derived therefrom, together with any other moneys for the time being under its control, shall be sufficient and available for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth.

Section 7.09    Notice of Payment by Trustee

        Not less than 21 days' notice shall be given by the Trustee of any payment to be made under this Article to the Debentureholders. Such notice shall state the time and place when and where such payment is to be made, and also the liability hereunder upon which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the remainder, if any, of the principal moneys, premium, if any, and interest due to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

Section 7.10    Receipt of Debentureholder Good Discharge

        The receipt of the bearer, or, if registered as to principal only, of the registered Holder, of each of the Debentures for moneys paid on account of the principal thereof, and premium, if any, thereon and of the registered Holder of fully registered Debentures for moneys paid on account of the principal thereof, premium, if any, and interest due thereon, and of the bearer of a coupon for moneys paid on account of interest shall be a good discharge to the Trustee and to the Bank. Delivery by the bearer of a Debenture payable to bearer of a coupon and delivery by the registered Holder thereof of a Debenture registered as to principal or of a fully registered Debenture shall, moreover, be a good discharge for the principal moneys, premium, if any, and interest evidenced by such instruments respectively.

Section 7.11    Trustee may Demand Production of Debentures

        The Trustee shall have the right at the time it makes any payment of principal, premium or interest required by this Article to demand of the person claiming such payment the production of the actual Debenture or coupon under which he claims such payment be made, and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement in any special case, upon such indemnity being given as it shall deem sufficient.

Section 7.12    Remedies Cumulative

        No remedy herein conferred upon or reserved to the Trustee, or upon or to the Holders of Debentures, is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

Section 7.13    Judgment Against the Bank

        The Bank covenants and agrees with the Trustee that, in case of any judicial or other proceedings to obtain judgment for the principal of or interest or premium on the Debentures, judgment may be rendered against it in favour of the Debentureholders or in favour of the Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium, if any, and the interest thereon and any other moneys payable hereunder by the Bank.

Article VIII

CONSOLIDATION AND AMALGAMATION

Section 8.01    Successor Bank

        Nothing in this indenture shall prevent the reorganization or reconstruction of the Bank or the consolidation, amalgamation or merger of the Bank with any other Person or shall prevent the transfer by the Bank of its undertaking and assets as a whole or substantially as a whole to another Person, lawfully entitled to acquire and operate the same, provided that the conditions of this Article be observed, and provided also that every such successor or assign shall, as part of such reorganization, reconstruction, consolidation, amalgamation, merger or transfer, and in consideration thereof, enter into and execute an indenture or indentures supplemental hereto in favour of the Trustee whereby such successor or assign covenants:

  (a)
  to pay punctually when due the principal moneys, premium, if any, interest and other moneys due or which may become due hereunder; and

  (b)
  to perform and observe punctually all the obligations of the Bank hereunder and under and in respect of all outstanding Debentures; and

  (c)
  to observe and perform every covenant, stipulation, promise, undertaking, condition and agreement of the Bank herein contained as fully and completely as if it had itself executed this indenture as an original party hereto and had expressly agreed herein to observe and perform the same, and shall sign and execute all such other deeds and documents as the Trustee may be advised by Counsel are necessary or advisable in the premises.

        Provided that every such reorganization, reconstruction, consolidation, amalgamation, merger or transfer shall be made on such terms and at such times and otherwise in such manner as shall be approved by the Bank and by the Trustee as not being prejudicial to the interests of the Debentureholders and as preserving and not impairing the rights and powers of the Trustee and the Debentureholders hereunder, and upon such approval and consent the Trustee shall facilitate the same in all respects, and may give such consents and sign, execute or join in such documents and do such acts as in its discretion may be thought advisable in order that such reorganization, reconstruction, consolidation, amalgamation, merger or transfer may be carried out. The Bank shall furnish to the Trustee an opinion of Counsel to the effect that such reorganization, reconstruction, consolidation, amalgamation, merger or transfer is on such terms as will substantially preserve and not impair the rights and powers of the Trustee and the Debentureholders hereunder and that all the provisions of this Article have been complied with, and the Trustee shall incur no liability by reason of reliance thereon.

Section 8.02    Successor to Possess Powers of the Bank

        In case of any reorganization, reconstruction, consolidation, amalgamation or merger as aforesaid, or in case of such transfer of the undertaking and assets of the Bank as a whole or substantially as a whole, the Person formed by such consolidation or with which the Bank shall have been amalgamated or merged or to which such transfer shall have been made, upon executing an indenture or indentures as provided in Section 8.01 shall succeed to and be substituted for the Bank with the same effect as if it had been named herein as an original party hereto, and shall possess and may exercise each and every right of the Bank hereunder.

Article IX

INVESTMENT OF TRUST FUNDS

Section 9.01

        Any moneys held by the Trustee, which under the trusts of this indenture may be invested, shall be invested and reinvested by the Trustee in its name or under its control in any securities in which trustees are, by the laws of the Province of Ontario, authorized to invest. Pending such investment, such moneys shall be placed by the Trustee on deposit at interest at the then current bank rate in the Bank or in some other chartered bank in Canada or, with the consent of the Bank, in the deposit department of the Trustee, at the rate of interest then current on similar deposits.

Article X

SUITS BY DEBENTUREHOLDERS AND TRUSTEE

Section 10.01    Debentureholders May Not Sue

        No Holder of any Debenture or coupon shall have any right to institute any suit, action or proceeding for payment of any principal, premium or interest owing on any Debenture or coupon, or for the execution of any trust or power hereunder, or for the appointment of a liquidator, receiver or receiver and manager or to have the Bank wound up, or for any other remedy hereunder, unless such Holder shall previously have given to the Trustee written notice of the happening of an event of default hereunder and of the continuance thereof for 30 days; nor unless the Holders of at least 25% in principal amount of the Debentures then outstanding shall have made written request to the Trustee and shall have afforded to it reasonable opportunities either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its own name for such purpose; nor unless also such Debentureholders shall have offered to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; nor unless also the Trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the Holder of any Debentures or coupons.

Section 10.02    Trustee Not Required to Possess Debentures

        All rights of action under this trust indenture may be enforced by the Trustee without the possession of any of the Debentures or coupons or the production thereof on any trial or other proceedings relative thereto.

Section 10.03    Trustee May Institute All Proceedings

        The Trustee shall have the power to institute and maintain all and any such suits and proceedings as it may decide shall be necessary or expedient or as the Trustee may decide shall be necessary or expedient to protect its interest and the interests of the Holders of the Debentures.

Section 10.04    Debentureholders May Waive Default

        In case any action, suit or other proceeding shall have been brought by the Trustee or by any Debentureholder after failure of the Trustee to act, the Debentureholders may, by extraordinary resolution as hereinafter defined, direct the Trustee or the Debentureholder bringing any such action, suit or other proceeding to waive the default in respect of which any such action, suit or other proceeding shall have been brought upon payment of the costs, charges and expenses incurred by the Trustee or the Debentureholder, as the case may be, in connection therewith, and to stay or discontinue or otherwise deal with any such action, suit or other proceeding, and such direction shall be binding upon and shall be observed by the Trustee or by such Debentureholder, as the case may be.

Section 10.05    Immunity of Officers, Shareholders and Directors

        The obligations on the part of the Bank expressed herein and in the Debentures and coupons are solely corporate obligations and no action, suit or proceeding shall be instituted or maintained in respect thereof against any officer, director or shareholder (past, present or future) of the Bank, either directly or through the Bank or otherwise.

        Nothing contained herein or in the Debentures shall be taken, however, to prevent recourse to and the enforcement of the liability of any shareholder of the Bank for uncalled capital or the liability of any such shareholder upon unsatisfied calls.

Article XI

NEW TRUSTEE

Section 11.01    Appointment of New Trustee

        The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder after giving 90 days' notice in writing to the Bank; provided, however, that such shorter notice may be given as the Bank shall accept as sufficient. In case of the resignation of the Trustee or its removal from office or incapacity to act, its successor shall be appointed at once by the Bank and the Trustee jointly, provided that such successor so appointed shall be a trust company qualified to carry on business in the Province of Ontario; but should the Bank and the Trustee fail to agree on such appointment then such successor shall be appointed by a judge of any court of competent jurisdiction upon the application of the Bank upon such notice to the Debentureholders and given in such manner as the said Judge may direct, or upon the application of Debentureholders upon notice to the Bank. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Trustee, without any further assurance, conveyance, act or deed, but there shall be immediately executed, at the expense of the Bank, all such instruments, if any, as the new Trustee may be advised by Counsel are necessary or advisable.

Section 11.02    Transfer of Powers to New Trustee

        Any such new or successor Trustee shall, forthwith upon appointment, become vested with all the estates, properties, rights, powers and trusts of its predecessors in the trusts hereunder, with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of the successor Trustee or of the Bank, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trust herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place. Should any instrument in writing from the Bank be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all instruments in writing shall, on request of said new Trustee, be made, executed, acknowledged and delivered by the Bank.

Section 11.03    Amalgamation Etc. of Trustee

        Any company into which the Trustee may be merged or with which it may be consolidated or amalgamated, or any company resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this trust indenture without the execution of any instrument or any further act.

Article XII

NON-PRODUCTION OF DEBENTURES

Section 12.01

        In the event of a Holder not producing any Debenture or coupon upon the redemption, maturity or other date of payment thereof, a certificate of the Trustee hereunder of the deposit with it for payment of the principal amount of such Debenture and premium, if any, and of such interest as may be due thereon shall avail as a cancellation of such Debenture or coupon for the purposes hereof, and as a sufficient authorization to the Bank to cancel the entries relating to such Debenture or coupon.

Article XIII

NOTICES

Section 13.01    Notice

        All notices and other communications to be given hereunder and in respect of the Debentures shall be valid and effective if made in writing and sent by personal delivery, registered mail, postage prepaid, or by facsimile transmission or other written telecommunication addressed to the parties as set forth below or to such other address as any of the parties may designate by notice given to the others:

  To the Bank:

    The Toronto-Dominion Bank
    55 King Street West
    12th Floor
    Toronto Dominion Bank Tower
    Toronto-Dominion Centre
    Toronto, Ontario
    M5K 1A2

    Attention:    Executive Vice President and General Counsel

    Fax: (416) 982-6166

  To the Trustee:

    Computershare Trust Company of Canada
    100 University Avenue
    9th Floor, North Tower
    Toronto, Ontario
    M5J 2Y1

    Attention:    Manager, Corporate Trust

    Fax: (416) 981-9777

        Any notice given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the second Business Day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

        The Bank and the Trustee may from time to time notify the other party hereto of a change in address which thereafter, until changed by like notice, shall be the address of the Bank or Trustee, as applicable, for all purposes of this trust indenture.

Section 13.02    Notice to Debentureholders

        Except as herein otherwise expressly provided, all notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the Holders of registered Debentures if sent through the ordinary post, postage prepaid, by letter or circular addressed to such Holders at their post office addresses appearing in any of the registers hereinbefore mentioned, and to the Holders of unregistered Debentures if published in one or more daily newspapers of general circulation published in the respective cities in which the Bank is for the time being required to maintain a transfer office for the Debentures, and in a newspaper or newspapers in such other place or places, if any, as the directors of the Bank may determine or the Trustee require, in two consecutive issues of such newspapers. Any notice so published or served by post shall be deemed to have been given or served on the day upon which it is posted or first published as aforesaid.

Article XIV

DEBENTUREHOLDERS' MEETINGS

Section 14.01

        Meetings of Debentureholders shall be convened, held and conducted in the manner following:

  (a)
  Calling of Meetings.    At any time and from time to time the Trustee or the Bank may, and the Trustee shall on being served with a requisition signed by Debentureholders representing at least 10% of the aggregate principal amount of the Debentures then outstanding, convene a meeting of the Debentureholders. In the event of the Trustee failing to convene a meeting after being thereunto required by the Debentureholders as hereinbefore set forth, such Debentureholders representing the requisite percentage of Debentures as aforesaid may themselves convene such meeting and the notice calling such meeting may be signed by such person as such Debentureholders may specify. Every such meeting shall be held at the City of Toronto or at such other place as the Trustee may in any case determine or approve.

  (b)
  Serial Meetings.    If the business to be transacted at any meeting by resolution, extraordinary or otherwise, especially affects the rights of the Holders of any series or part of a series of Debentures in a manner or to an extent substantially differing from that in or to which the rights of the Holders of any other series or part thereof are affected, then reference to such fact indicating each series or part of a series so especially affected shall be made in the notice of the meeting and the meeting shall be and be deemed to be and is herein referred to as a serial meeting.

  (c)
  Notice of Meetings.    At least 21 clear days' previous notice of such meeting shall be given to the Debentureholders and such notice shall state the time when, and the place where, the meeting is to be held and shall specify in general terms the nature of the business to be transacted thereat, but it shall not be necessary to specify in the notice the text of the resolutions to be passed. Notices shall be given in the manner set forth in Article XIII hereof and a copy thereof shall be sent by post or delivered to the Trustee unless the meeting has been called by it. It shall not be necessary to specify in the notice of any adjournment of a meeting the nature of the business to be transacted at the adjourned meeting. The accidental omission to give such notice to or the non-receipt of any such notice by a Debentureholder shall not invalidate any resolution passed at such meeting.

  (d)
  Quorum.    At any meeting of the Debentureholders, subject as hereinafter provided, a quorum shall consist of 2 or more persons present in person holding either personally or as proxies for Holders not less than a majority in principal amount of the Debentures then outstanding. If, however, the meeting is a serial meeting, a quorum shall consist of 2 or more persons present in person holding either personally or as proxies for Holders not less than a majority in principal amount of the Debentures then outstanding and also not less than a majority in principal amount of the outstanding Debentures of each series or part thereof especially affected as aforesaid. In the event of such quorum not being present on the date for which the meeting is called within 30 minutes after the time fixed for the holding of such meeting, the meeting shall be adjourned to be held at a place and upon a date and at an hour to be fixed by the Trustee who shall give not less than 14 clear days' notice of the date and time to which such meeting is adjourned and of the place where such adjourned meeting is to be held and at such adjourned meeting a quorum shall consist of the Debentureholders then and there represented in person or by proxy and voting.

  (e)
  Chairman.    Some person, who need not be a Debentureholder, nominated in writing by the Trustee, shall be Chairman of the meeting but, if no person is so nominated or if the person so nominated is not present within 25 minutes after the time fixed for the holding of the meeting, the Debentureholders and proxies for Debentureholders present shall choose one of their number to be Chairman.

  (f)
  Certain Debentures Deemed Not Outstanding.    Debentures held by or for the Bank shall not be deemed to be outstanding Debentures for any purpose of this Article provided, however, that Debentures pledged or charged by the Bank as security for loans or other indebtedness shall, for all such purposes, be deemed to be outstanding Debentures and the pledgees thereof or holders of any lien or charge thereon shall be qualified and entitled to sign any requisition or notice, attend all meetings of Debentureholders, and vote thereat in respect of the Debentures so pledged or charged by the Bank, unless such pledgees or holders are expressly precluded under the terms of the pledge or charge from freely exercising in their discretion, uncontrolled by the Bank, the right to vote such Debentures, in which case the terms of the pledge or charge shall govern, but in no event shall the Bank have the right to vote such Debentures.

  (g)
  Majority Vote On Ordinary Resolution.    Every question submitted to a meeting, except an extraordinary resolution, shall be decided in the first place by a majority of the votes given on a show of hands and shall be binding on all Debentureholders. In the case of an equality of votes on a show of hands the Chairman shall have a casting vote.

  (h)
  Poll To Be Taken On Extraordinary Resolution.    A poll shall be taken on every extraordinary resolution and, when requested by a Debentureholder or by a proxy representing a Debentureholder holding at least $10,000 principal amount of the Debentures, on any other question or resolution.

  (i)
  Taking Of Poll.    If at any meeting a poll is so demanded as aforesaid on the election of a Chairman or on a question of adjournment, it shall be taken forthwith. If at any meeting a poll is so demanded on any other question, or an extraordinary resolution is to be voted upon, a poll shall be taken in such manner and either at once or after an adjournment as the Chairman directs. The result of a poll shall be deemed to be the decision of the meeting at which the poll was demanded and shall be binding on all Debentureholders.

  (j)
  Votes on a Poll.    At any meeting of the Debentureholders each Debentureholder shall on a poll have one vote for every $1,000 principal amount of Debentures of which he shall be the Holder. Votes may be given in person or by proxy and a proxy need not be a Debentureholder.

  (k)
  Votes At A Serial Meeting.    At a serial meeting no ordinary resolution shall be deemed to have been validly passed or adopted unless there shall have been given in favour thereof not less than a majority of the votes given respectively by the Holders of each series of Debentures or part thereof especially affected as aforesaid as well as a majority of all the votes given thereon.

  (l)
  Trustee May Make Regulations.    The Trustee may (for the purpose of enabling the Holders of unregistered Debentures to be present and vote at any meeting without producing their Debentures and of enabling them and the Holders of registered Debentures to be represented and vote at any such meeting by proxy and of lodging such proxies at some place or places other than the place where the meeting is to be held) from time to time make and from time to time vary such regulations as it shall think fit providing for and governing:

  (i)
  the deposit of unregistered Debentures with any bank, trust company or other depositary satisfactory to the Trustee (which depositary may be a Holder of such Debentures in cases so approved by the Trustee), and for the issue to the persons so depositing such Debentures of certificates by such depositary, in terms satisfactory to the Trustee, that such Debentures have been deposited, which certificates will entitle the persons named therein to be present and vote at any such meeting, and at any adjournment thereof, and to appoint proxies to represent them and vote for them at any such meeting, and at any adjournment thereof, in the same way as if the persons so present and voting either personally or by proxy were the actual bearers of the Debentures in respect of which such certificates shall have been issued;

    (ii)
    the voting by proxy by Holders of registered Debentures and the form of instrument appointing proxies where authorized under such regulations and the manner in which the same shall be executed, and the production of the authority of any person signing on behalf of the giver of such proxy;

    (iii)
    the lodging of such certificates and of the instruments appointing proxies at such place or places and in such custody as the Trustee directs and the time, if any, before the holding of the meeting or adjourned meeting by which the same shall be deposited; and

    (iv)
    the forwarding by the custodian of particulars of such certificates and instruments appointing proxies by letter, cable, telegraph, radio or other means of electronic communication before the meeting to the Bank or to the Trustee or to the Chairman of the meeting and providing that certificates or instruments appointing proxies so lodged and particulars of which are forwarded in accordance with such regulations will confer the same right to vote as though the certificates or instruments themselves were produced at the meeting.

    Any regulations so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. The Trustee may dispense with any such deposit and permit Debentureholders to make proof of ownership in such other manner, if any, as the Trustee may approve. Save as aforesaid the only persons who shall be recognized at any meeting as the Holders of Debentures or as entitled to vote or be present at the meeting in respect thereof shall be persons who produce unregistered Debentures at the meeting and the registered Debentureholders.

  (m)
  Persons Who May Attend Meetings.    The Bank and the Trustee by their respective officers and directors may attend any meeting of Debentureholders. The legal advisers of the Bank and of the Trustee may also attend any such meeting.

Section 14.02    Powers Exercisable by Extraordinary Resolution

        A meeting of the Debentureholders shall, in addition to any powers hereinbefore given, have the following powers, exercisable from time to time by extraordinary resolution only except where otherwise provided herein:

  (a)
  Power to sanction any scheme for the reconstruction or reorganization of the Bank or for the consolidation, amalgamation or merger of the Bank with any other Person or for the transfer of the undertaking and assets of the Bank as a whole or substantially as a whole, provided that no such sanction shall be necessary for a reconstruction, reorganization, consolidation, amalgamation, merger or transfer under the provisions of Article VIII hereof;

  (b)
  Power to require the Trustee to exercise or refrain from exercising any of the powers conferred upon it by this trust indenture or to waive any default on the part of the Bank, upon such terms as may be decided upon;

  (c)
  Power to remove the Trustee from office and to appoint a new Trustee or Trustees;

  (d)
  Power to sanction any change whatsoever of any provision of the Debentures or of the coupons or of this trust indenture and any modification, alteration, abrogation, compromise or arrangement of or in respect of the rights of the Debentureholders against the Bank or against its property, whether such rights shall arise under the provisions of this trust indenture or otherwise;

  (e)
  Power to sanction the exchange of the Debentures for or the conversion thereof into shares, bonds, debentures or other securities of the Bank or of any Person formed or to be formed;

  (f)
  Power to assent to any compromise or arrangement by the Bank with any creditor, creditors or class or classes of creditors or with the holders of any shares or securities of the Bank;

  (g)
  Power to authorize the Trustee, in the event of a curator or a liquidator being appointed, for and on behalf of the Debentureholders, and in addition to any claim or debt proved or made for its own account as Trustee hereunder, to file and prove a claim or debt against the Bank and its property for an amount equivalent to the aggregate amount which may be payable in respect of the Debentures and vote such claim or debt at meetings of creditors and generally act for and on behalf of the Debentureholders in such proceedings as such extraordinary resolution may provide;

  (h)
  Power to restrain any Holder of any Debenture or coupon from taking or instituting any suit, action or proceeding for the purpose of realizing the security or for the execution of any trust or power hereunder or for the appointment of a liquidator, receiver, receiver and manager, or trustee in bankruptcy or to have the Bank wound up or for any other remedy hereunder and to direct such Holder of any Debenture or coupon to waive any default or defaults by the Bank on which any suit or proceeding is founded;

  (i)
  Power, subject to the provisions of Section 10.04 hereof, to direct any Debentureholder or Debentureholders bringing any action, suit or proceeding and the Trustee to waive the default in respect of which such action, suit or other proceeding shall have been brought;

  (j)
  Power to assent to any modification of or change in or addition to or omission from the provisions contained in this trust indenture which shall be agreed to by the Bank and to authorize the Trustee to concur in and execute any indenture supplemental to this trust indenture, and embodying any such modification, change, addition or omission or any other deeds, documents or writings authorized by such extraordinary resolution;

  (k)
  Power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by extraordinary or other resolution as shall be included in the resolution appointing the committee.

        The foregoing powers shall be deemed to be several and cumulative and not dependent on each other and the exercise of any one or more of such powers, or any combination of such powers, from time to time, shall not be deemed to exhaust the rights of the Debentureholders to exercise such power or powers, or combinations of powers, thereafter from time to time.

Section 14.03    Extraordinary Resolution Defined

        An extraordinary resolution, adopted in accordance with the provisions hereof, shall be binding upon all the Debentureholders and upon each and every Debentureholder and his respective heirs, executors, administrators, successors and assigns, whether present or absent, and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect thereto accordingly. The term "extraordinary resolution" when used herein, means (subject to the provisions of Section 14.06 hereof) a resolution adopted at a meeting of the Holders of the Debentures then outstanding, duly convened and held in accordance with the provisions herein contained, upon a poll by the affirmative vote of not less than 66 2/3% of the votes given upon such poll. At a serial meeting such resolution must in addition receive the affirmative vote upon a poll of not less than 66 2/3% of the votes given by the Holders of each series of Debentures or part thereof especially affected thereby.

        Save as herein expressly otherwise provided, no action shall be taken at a meeting of the Debentureholders which changes any provision of this trust indenture or changes or prejudices the exercise of any right of any Debentureholder except by extraordinary resolution as hereinbefore provided or by resolution or written instrument as provided by Section 14.06 hereof.

Section 14.04    Declaration by Chairman of Result of Vote

        At any meeting of the Debentureholders, in cases where no poll is required or requested, a declaration made by the Chairman that a resolution has been carried, or carried by any particular majority, or lost, shall be conclusive evidence thereof.

Section 14.05    Minutes

        Minutes of all resolutions and proceedings at every such meeting, as aforesaid, shall be made and duly entered in books to be provided from time to time for that purpose by the Trustee at the expense of the Bank and any such minutes, as aforesaid, if signed by the Chairman of the meeting at which such resolutions were passed or proceedings had, or by the Chairman of the next succeeding meeting of Debentureholders, shall be prima facie evidence of the matters therein stated, and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed and had.

Section 14.06    Extraordinary Resolution by Signed Instrument

        Notwithstanding the foregoing provisions of this trust indenture, any resolution or instrument signed in one or more counterparts by the Holders of not less than 66 2/3% of the aggregate principal amount of the Debentures then outstanding shall have the same force and effect as an extraordinary resolution duly passed by the Debentureholders under the provisions of this Article XIV with respect to extraordinary resolutions; provided that, where the matters contained in such resolution or instrument would, if contained in an extraordinary resolution adopted at a meeting, require such meeting to be considered as a serial meeting, such resolution or instrument shall also be signed by the Holders of not less than 66 2/3% of the aggregate principal amount of the outstanding Debentures of each series or part thereof especially affected thereby as aforesaid.

Section 14.07    Committee for Debentureholders

        A resolution making any appointment of a committee pursuant to the provisions of subsection (k) of Section 14.02 may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith.

Article XV

ADMINISTRATION OF THE TRUSTS AND
PROTECTION OF THE TRUSTEE

Section 15.01

        By way of supplement to the provisions of any statute of any of the provinces of Canada for the time being relating to trustees and in addition to any other provision of this trust indenture for the relief of the Trustee, it is expressly declared as follows, that is to say:

  (a)
  Advice Of Experts.    The Trustee may, in relation to this trust indenture, obtain and/or act on the opinion or advice of or information obtained from any counsel, auditor, valuer, or other expert, whether obtained by the Trustee or by the Bank or otherwise, but shall not be bound to act upon such opinion or advice and shall not be responsible for any loss occasioned by so acting or not acting, as the case may be, and may employ such assistance as may be necessary to the proper discharge of its duties and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid. Any such advice or opinion or information may be sent or obtained by letter, cable, telegraph, radio or other means of electronic communication, and the Trustee shall not be liable for acting on any advice, opinion or information, purporting to be conveyed by any such means, although the same shall contain some error or shall not be authentic.

  (b)
  Rely On Officers' Certificates.    Except where some other mode of proof is required or permitted by this trust indenture, the Trustee shall be at liberty to accept an Officers' Certificate as to any statements of facts, as conclusive evidence of the truth of such statements and the Trustee shall be in no way bound to call for further evidence or be responsible for any loss that may be occasioned by its failing to do so.

  (c)
  Accountable For Reasonable Diligence.    The Trustee shall only be accountable for reasonable diligence in the management of the trusts hereof and shall only be liable for its own wilful acts and defaults. The Trustee shall not be liable for any act or default on the part of any agent or co-trustee, or for having permitted any agent or co-trustee to receive and retain any moneys payable to the Trustee hereunder.

  (d)
  Employ Agents.    The Trustee may employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder and shall not be responsible for any misconduct on the part of any such agents or other assistants, and may pay reasonable remuneration for all services performed for it in the discharge of the trusts hereof without taxation or any costs or fees of any counsel, solicitor or attorney and shall be entitled to receive reasonable remuneration for all services performed by it in the discharge of the trusts hereof and compensation for all disbursements, costs, liabilities and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and all such remuneration, disbursements, costs, liabilities and expenses, and all remuneration and expenses incident to the preparation, execution and recording of this trust indenture or of any instrument ancillary or supplemental hereto and the preparation, execution and issue of the Debentures whether done or incurred at the request of the Trustee or the Bank shall bear interest at the rate of 5% per annum from the date of the same being incurred, expended or becoming due and shall be payable on demand.

  (e)
  Payment Of Costs.    Wherever by this trust indenture the Trustee is authorized to employ or consult counsel, solicitors or attorneys and to pay costs, such costs need not be taxed unless the Trustee shall deem it necessary to tax the same, but may be fixed by the Trustee and paid as a lump sum. No costs paid by the Trustee under the provisions of this Section in good faith shall be disallowed in the taking of any accounts by reason only of the fact that such costs are greater than they might have been if taxed, or by reason of their not being taxed, but such costs paid by the Trustee shall, if not improperly incurred by it, be allowed and paid to the Trustee in priority to the Debentures. Without limiting the foregoing provisions, any and all costs taxed against the Bank may be taxed as between solicitor and client and not party and party, and shall be payable by the Bank accordingly. Any counsel, solicitors or attorneys employed or consulted by the Trustee may, but need not be, counsel, solicitors or attorneys for the Bank.

  (f)
  Discretion As To The Exercise Of Powers.    The Trustee except as herein otherwise provided shall, as regards all the trusts, powers, authorities and discretions vested in it, have absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode of and time for the exercise thereof, and, in the absence of fraud, it shall in no way be responsible for any loss, costs, damages or inconveniences that may result from the exercise or non-exercise thereof.

  (g)
  Trustee May Deal In Debentures.    The Trustee may buy, sell, lend upon and deal in the Debentures, either with the Bank or otherwise, and generally contract and enter into financial transactions with the Bank or otherwise, without being liable to account for any profits made thereby.

  (h)
  May Delegate Powers.    The Trustee may delegate to any Person the performance of any of the trusts and powers vested in it by this trust indenture, and any such delegation may be made upon such terms and conditions and subject to such regulations, not including, however, any power to sub-delegate, as the Trustee may think to be in the interests of the Debentureholders.

  (i)
  Trustee Not Bound To Act On Bank's Request.    The Trustee shall not be bound to act as hereinbefore provided in accordance with any direction or request of the Bank or of the directors until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be fully empowered to act and shall be fully protected from all liability in acting upon any instruments purporting to be proper certificates or copies of resolutions of the directors or shareholders and believed by the Trustee to be genuine.

  (j)
  Trustee Not Responsible For Validity Of Transfers.    Upon presentation by the Bank to the Trustee for transfer of any Debenture, the Trustee shall not be responsible for the validity of any such transfer or for compliance by the transferor with requirements prescribed by the Bank and/or any other transfer agent and upon presentation by the Bank of a cancelled Debenture with instructions as to the name of the transferee or transferees the Trustee may certify a new Debenture or Debentures in the same aggregate principal amount in the name of such transferee or transferees.

  (k)
  Trustee Not Responsible For Validity Of Actions Of Officers.    The regularity and validity of all acts, consents, requests and directions of the directors or of any officer of the Bank shall be deemed for the protection of the Trustee to be conclusively proven by a certificate signed by any person being, or by the Trustee believed to be, the Secretary or an Officer of, or Counsel for, the Bank. The Trustee shall not be responsible for any error made, or act done by it, resulting from reliance upon the Bank's seal or upon the identity, official position or signature of any officer or director of the Bank, or of any person on whose signature the Trustee may be called upon to act or refrain from acting under this trust indenture.

  (l)
  No Obligation to Risk Own Funds.    None of the provisions contained in this indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

  (m)
  No Notice.    The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it by this indenture unless and until it shall have been required so to do under the terms of this indenture; nor shall the Trustee be required to take notice of any default or event of default hereunder, unless and until notified in writing of such default or event of default which notice shall specify the default or event of default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this indenture assume that no default or event of default has occurred. Except as otherwise specified in this indenture, any such notice shall in no way limit any discretion herein given the Trustee to determine whether or not the Trustee shall take action with respect to any default or event of default.

  (n)
  Indenture Legislation.    Each of the Bank and the Trustee will, at all times in relation to this indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Indenture Legislation. If and to the extent that any provision of this indenture limits, qualifies or conflicts with any requirement of Indenture Legislation, such requirement of Indenture Legislation will prevail.

  (o)
  Trustee Not Required to Register or Give Notice.    Nothing contained in this indenture shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this indenture or any instrument ancillary or supplemental hereto. The Trustee shall not be required to give notice to any Person of the execution of this indenture.

  (p)
  Trustee Not Liable.    The Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Bank or any of the covenants herein contained or of any acts of the agents of the Bank.

  (q)
  Trustee Indemnified.    The Trustee and its directors, officers, employees and agents will at all times be indemnified and saved harmless by the Bank from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this indenture and the Debentures, including those arising out of or related to actions taken or omitted to be taken by the Trustee contemplated hereby or thereby, legal fees and disbursements, and costs and expenses incurred in connection with the enforcement of this indemnity, which the Trustee may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee. The foregoing provisions of this section do not apply to the extent that in any circumstances there has been a failure by the Trustee, or its directors, officers, employees or agents to act honestly and in good faith or where the Trustee or its directors, officers, employees or agents have acted negligently or in wilful disregard of the Trustee's obligations hereunder. This indemnity shall survive resignation or removal of the Trustee and the discharge of this indenture.

  (r)
  Clear and Reasonable Documentation.    The Trustee shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this indenture. Any such documentation must not require the exercise of any discretion or independent judgment of the Trustee.

Section 15.02    Documents, Certificates, Opinions

        Whenever it is required in this trust indenture that any certificate or opinion be signed by an accountant, Counsel or other person acceptable to the Trustee, the acceptance by the Trustee of the certificate or opinion signed by such person shall be sufficient evidence that the signer is acceptable to the Trustee.

        Any certificate or opinion of an officer of the Bank or an accountant or other expert may be based, in so far as it relates to legal matters, upon a certificate or opinion of or upon representations by Counsel, unless such officer, accountant or other expert knows that the certificate or opinion or representation with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

        Any certificate or opinion of Counsel may be based, in so far as it relates to factual matters, information with respect to which is in possession of the Bank, upon the certificate or opinion of or representations by an officer or officers of the Bank, unless such Counsel knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

        Counsel in giving any opinion hereunder may rely in whole or in part upon the opinion of other counsel provided that Counsel shall consider such other counsel as one upon whom he may properly rely.

Section 15.03    Anti-Money Laundering

        The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason, the Trustee, in its sole judgment, determines that such act may reasonably be expected to cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 30 days' written notice to the Bank provided (i) that the Trustee's written notice will describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Trustee's satisfaction within such 30 day period, then such resignation shall not be effective.

Section 15.04    Privacy

        The Debentureholders acknowledge that the Trustee may, in the course of providing services under this indenture, collect or receive financial and other personal information about the Debentureholders and/or their representatives, as individuals, or about other individuals related to the subject matter hereof and use such information for the following purposes:

  (i)
  to provide the services required under this indenture and other services that may be requested from time to time;

  (ii)
  to help the Trustee manage its servicing relationships with such individuals;

  (iii)
  to meet the Trustee's legal and regulatory requirements; and

  (iv)
  if Social Insurance Numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual's identity for security purposes.

        The Debentureholders acknowledge and agree that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it pursuant to the terms of this indenture for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Trustee shall make available on its website or upon request, including revisions thereto.

Article XVI

EVIDENCE OF RIGHTS OF DEBENTUREHOLDERS

Section 16.01

        Any request, direction, notice, consent or other instrument which this trust indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Debentureholders in person or by attorney duly appointed in writing. Proof of the execution of any such request or other instrument or of a writing appointing any such attorney or (subject to the provisions of paragraph (a) of Section 14.01 hereof with regard to voting at meetings of Debentureholders) of the holding by any person of Debentures or coupons shall be sufficient for any purpose of this trust indenture if made in the following manner:

  (a)
  The fact and date of the execution by any person of such request or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded at the place where such certificate is made, that the person signing such request or other instrument or writing acknowledged to him the execution thereof or by an affidavit of a witness of such execution or in any other manner which the Trustee may consider adequate.

  (b)
  The fact of the holding by any person executing such request or other instrument of Debentures transferable by delivery and the amounts, designations and numbers thereof and the date of his holding the same may be proved by deposit of such Debentures with the Trustee or by a certificate executed by any bank, trust company or other depositary satisfactory to the Trustee, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, certifying that on the date therein mentioned such person had on deposit with such depositary the Debentures designated in such certificate and that such Debentures will remain so deposited until the surrender or cancellation of the certificate. The Trustee may, nevertheless, in its discretion, require further proof in cases where it deems further proof desirable or may accept such other proof as it shall consider proper. The ownership of registered Debentures shall be proved by the registers hereinbefore mentioned. The Trustee shall not be bound to recognize any person as a Holder of a Debenture transferable by delivery unless and until his title thereto is proved as hereinbefore provided in this Section or in such other manner as the Trustee may consider sufficient.

Article XVII

SUPPLEMENTAL INDENTURES

Section 17.01

        From time to time the Bank and the Trustee may, when authorized by a resolution of the directors of the Bank, and, subject to the provisions of this indenture, they shall, when so directed by this indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

  (a)
  adding to the limitations or restrictions herein specified further limitations or restrictions, thereafter to be observed, upon the amount, dates of maturity, issue or the purposes of the issue of Debentures hereunder, provided that the Trustee shall be of opinion that such further limitations or restrictions shall not be prejudicial to the interests of the Debentureholders;

  (b)
  adding to the covenants of the Bank herein contained for the protection of the Holders of the Debentures and/or providing for events of default in addition to those herein specified;

  (c)
  making such provisions not inconsistent with this indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures or coupons which do not affect the substance thereof and which, in the opinion of the Trustee, it may be expedient to make, provided that the Trustee shall be of opinion that such provisions and modifications will not be prejudicial to the interests of the Debentureholders;

  (d)
  providing for the issue of Debentures of any one or more series other than or in addition to the Debentures of the October 30, 2104 Series;

  (e)
  evidencing the succession, or successive successions of other Persons to the Bank and the covenants of and obligations assumed by any such successor in accordance with the provisions of this indenture; and

  (f)
  for any other purpose not inconsistent with the terms of this indenture.

The Trustee may also without the consent or concurrence of the Debentureholders by supplemental indenture or otherwise concur with the Bank in making any changes or corrections in this indenture as to which it shall have been advised by Counsel that the same are verbal corrections or changes or are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omission or mistake or manifest error contained herein.

Article XVIII

ACCEPTANCE OF TRUSTS BY TRUSTEE

Section 18.01

        The Trustee hereby accepts the trusts in this indenture declared and provided for and agrees to perform the same upon the terms and conditions hereinbefore set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for various Persons who shall from time to time be Holders, subject to all of the terms and conditions herein set forth.

[Remainder of page left intentionally blank.]

Article XIX

COUNTERPARTS

Section 19.01

        This trust indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute the one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of the 1st day of November, 2005.

        IN WITNESS WHEREOF the parties hereto have caused this indenture to be duly executed, all as of the date first written above.

THE TORONTO-DOMINION BANK
By:	/s/ PETER J. AUST Name: Peter J. Aust Title: Vice President, Capital Finance

COMPUTERSHARE TRUST COMPANY OF CANADA
By:	/s/ LULU TAO Name: Lulu Tao Title: Professional, Corporate Trust
By:	/s/ ANN SAMUEL Name: Ann Samuel Title: Administrator, Corporate Trust

Schedule A

4.97% Debentures Due October 30, 2104

Issuance of 4.97% Debentures Due October 30, 2104

1.
4.97% Debentures Due October 30, 2104

(a)
The 4.97% Debentures due October 30, 2104 to be issued as Debentures hereunder shall be dated as of November 1, 2005, shall mature on October 30, 2104, and shall bear interest at the rate of 4.97% per annum from and including November 1, 2005 to but excluding October 30, 2015, calculated and payable in arrears in equal (subject to the reset of the interest rate described below) semi-annual instalments in like money on April 30 and October 30 in each year, beginning April 30, 2006 and ending on October 30, 2015. Beginning on October 30, 2015 and on every fifth anniversary of such date thereafter until October 30, 2100 (each such date an "Interest Reset Date"), the interest rate on the October 30, 2104 Debentures will be reset at an interest rate per annum equal to the Government of Canada Yield plus 1.77%. Notwithstanding the foregoing, the first interest payment on the October 30, 2104 Debentures on April 30, 2006 will be in an amount of $24.51 per $1,000 principal amount of such October 30, 2104 Debentures. If any interest payment date would otherwise fall on a day which is not a Business Day, it shall be postponed until the next succeeding Business Day (without any additional interest or other payment in respect of any such delay).

(b)
Subject to subsection 1(c) of this Schedule A, interest as aforesaid shall be payable after as well as before maturity and after as well as before default, with interest on overdue interest and premium, if any, at the same rates and on the same dates in each year.

(c)
If, on any day that the Bank reports financial results for a financial quarter:

(i)
the Bank does not report cumulative consolidated net income (as determined in accordance with Canadian generally accepted accounting principles or such other accounting principles with which the Bank is then required to comply for the purpose of preparing financial statements) for the immediately preceding four quarters; and

(ii)
during the immediately preceding financial quarter the Bank failed to declare any cash dividends on all of its outstanding preferred and common shares,

    the Bank may defer payments of interest on the October 30, 2104 Debentures. The Bank must pay all accrued deferred interest before regular interest payments on the October 30, 2104 Debentures may resume and interest may not be deferred beyond the maturity of the October 30, 2104 Debentures. There is no limit on the number of times the Bank may defer interest payments on the October 30, 2104 Debentures and, during the term of the October 30, 2104 Debentures, there may be multiple periods during which interest may be deferred. During any period while interest is being deferred:

      A.
      interest will accrue on the October 30, 2104 Debentures but will not compound;

      B.
      the Bank may not declare or pay dividends (except by way of stock dividend) on, or redeem or repurchase, any of the Bank's preferred or common shares; and

      C.
      the Bank may not make any payment of interest, principal or premium on any Indebtedness that ranks subordinate to the October 30, 2104 Debentures.

2.
Forms of October 30, 2104 Debentures

(a)
Subject to Section 2.22(c) and Section 2.22(d) of the indenture, the October 30, 2104 Debentures shall be represented by a Global Debenture substantially in the form set forth in Exhibit 1 hereto with such appropriate insertions, omissions, substitutions and variations as may be required or permitted by the terms of this indenture.

(b)
On a redemption or conversion of the whole of the Global Debenture, the Global Debenture shall be surrendered by the Clearing Agency to the Trustee (at its principal office in the City of Toronto, Ontario) for cancellation. On a redemption or conversion of part only of the Global Debenture, details shall be entered by the Trustee in the relevant space on Annex 1 of the Global Debenture and shall be certified by the Trustee, whereupon the principal amount of the Global Debenture shall be reduced for all purposes by the amount so redeemed or converted and, in each case, certified.

3.
Payments

        The entire principal amount of the October 30, 2104 Debentures shall become due and payable, together with any accrued and unpaid interest thereon, on October 30, 2104 (or on such earlier date as the principal sum may become due and payable in accordance with the terms hereof).

4.
Issue of October 30, 2104 Debentures

        Except as provided in Section 2.22(c) of the indenture, the October 30, 2104 Debentures will be issued in "book-entry only" form and must be purchased, transferred, redeemed, converted and exchanged by or through Participants in the Book-Entry System.

        The October 30, 2104 Debentures aggregating in the maximum principal amount the sum of $800,000,000 in lawful money of Canada shall forthwith be executed by the Bank and delivered to the Trustee and shall be certified by the Trustee and delivered to, or upon the written order of, the Bank at any time or from time to time prior to or on but not after November 30, 2005, without any further act or formality on the part of the Bank.

        On the Closing Date, the Global Debenture shall be delivered by the Trustee to the Clearing Agency, on behalf of purchasers of the October 30, 2104 Debentures, as depository of the Global Debenture for crediting by CDS to the accounts of the Participants as directed by the Lead Dealer. No Beneficial Holder of a October 30, 2104 Debenture will be shown on the records of CDS except through book entry accounts of Participants acting on behalf of Beneficial Holders.

        The Trustee shall have no duty or responsibility with respect to the use or application of any of the October 30, 2104 Debentures so certified and delivered or the proceeds thereof.

5.
Registrar and Transfer Agent

        The Bank hereby appoints the Trustee as registrar and transfer agent for the October 30, 2104 Debentures at its principal office in the City of Toronto. The Trustee hereby accepts such appointment.

Redemption, Purchase for Cancellation and Defeasance

6.
Redemption and Purchase for Cancellation

(a)
On or after November 1, 2010, the Bank may, at its option, with the prior approval of the Superintendent, on giving not more than 60 nor less than 30 days' notice to the Holders, redeem the October 30, 2104 Debentures, in whole or in part. The redemption price per October 30, 2104 Debenture redeemed on any day that is not an Interest Reset Date will be equal to the greater of par and the Canada Yield Price, and the redemption price per October 30, 2104 Debenture redeemed on any Interest Reset Date will be par, together in either case with accrued and unpaid interest to the but excluding the date fixed for redemption.

(b)
Prior to November 1, 2010, the Bank may, at its option, with the prior approval of the Superintendent, on giving not more than 60 nor less than 30 days' notice to the Holders, redeem all (but not less than all) of the October 30, 2104 Debentures upon the occurrence of any one or more of the following events:

(i)
the Bank has received notice or advice from the Superintendent that the October 30, 2104 Debentures no longer qualify as eligible Tier 2A capital under the guidelines for capital adequacy requirements for banks as interpreted by the Superintendent; or

(ii)
the Bank has received an opinion of independent counsel of recognized standing in such matters to the effect that, as a result of:

A.
any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, of Canada or any political subdivision or taxing authority thereof or therein, affecting taxation;

      B.
      any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or agency or regulatory body having appropriate jurisdiction (collectively, an "Administrative Action"); or

      C.
      any amendment to, clarification of, or change in, the official position or the interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or agency or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such pronouncement or decision is announced on or after the date of issue of the October 30, 2104 Debentures;

      there is more than an insubstantial risk that the treatment of any of the Bank's items of income or expense with respect to the October 30, 2104 Debentures (including the treatment by the Bank of interest on the October 30, 2104 Debentures) or the treatment of the October 30, 2104 Debentures as reflected in the tax returns filed (or to be filed), will be challenged by a taxing authority, and that such challenge could subject the Bank to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities. The redemption price per October 30, 2104 Debenture redeemed prior to November 1, 2010 because of the occurrence of one or more of the events specified herein, will be equal to the greater of par and the Canada Yield Price together in either case with accrued and unpaid interest to the but excluding the date fixed for redemption.

  (c)
  All October 30, 2104 Debentures redeemed in accordance with Section 6(a) or 6(b) of this Schedule A, shall be cancelled and shall not be reissued.

  (d)
  On or after November 1, 2010, the Bank may, with the prior approval of the Superintendent and subject to any applicable law, purchase October 30, 2104 Debentures in the market or by tender or by private contract at any price. All October 30, 2104 Debentures purchased by the Bank shall be cancelled and shall not be reissued.

7.
Release from Covenants

(a)
Upon (i) all the outstanding October 30, 2104 Debentures having matured or some or all of the October 30, 2104 Debentures having been purchased for cancellation or duly called for redemption by the Bank, or the Trustee having been given irrevocable instructions by the Bank to provide, in accordance with Section 6 of this Schedule A, notice of redemption of some or all of the October 30, 2104 Debentures outstanding, and the Bank having made payment to the Trustee or otherwise of all amounts owing in respect of the October 30, 2104 Debentures which have matured, which have been purchased for cancellation by the Bank or which are to be redeemed, and (ii) payment of all costs, charges and expenses properly incurred by the Trustee in relation to these presents and all interest thereon and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee (without the consent of the Holders), shall, at the request and at the expense of the Bank, execute and deliver to the Bank such deeds or other instruments as shall be requisite to evidence the satisfaction of all amounts owing in respect of such October 30, 2104 Debentures and to release the Bank from its covenants herein contained with respect to such October 30, 2104 Debentures except those relating to the indemnification of the Trustee.

(b)
Payment or satisfaction of all amounts owing hereunder in respect of any October 30, 2104 Debenture shall include the payment by the Bank (the "Payment") to the Trustee prior to the actual date of payment to the Holder thereof, of the principal of such October 30, 2104 Debenture and interest (including interest on amounts in default, if any) thereon and other moneys payable hereunder. From and after the Payment, such Holder may look only to the Trustee for payments described in Section 6 of this Schedule A and the Bank shall be forever released and discharged from any and all of its covenants in favour of such Holder herein contained as at the date of the Payment.

(c)
All funds held by the Trustee (including, without limitation, amounts in respect of interest accrued on monies deposited by the Bank with the Trustee pursuant to the provisions of this Section 7) in excess of amounts required for payments referred to in Section 7(a) and Section 7(b) of this Schedule A shall be paid by the Trustee to the Bank forthwith upon payment by the Trustee to the Holders of all amounts owing in respect of the October 30, 2104 Debentures.

8.
Discharge by Deposit of Money or Debt Securities

(a)
All obligations, covenants and agreements of the Bank under this indenture with respect to October 30, 2104 Debentures or for the benefit of the Holders thereof (except as to any surviving rights of registration of transfer or exchange of October 30, 2104 Debentures as herein expressly provided for) shall, with the prior approval of the Superintendent, cease, terminate and be discharged provided that:

(i)
the Bank has, at least 91 days prior thereto, irrevocably deposited with the Trustee for the due payment and ultimate satisfaction of its financial obligations under this indenture with respect to October 30, 2104 Debentures (the "Deposit"),

a)
funds in the currency of issue of the October 30, 2104 Debentures,

      b)
      bonds, debentures or other obligations issued by or fully guaranteed by, the Government of Canada and that are not subject to prepayment, redemption or call,

      c)
      bonds, debentures or other obligations issued by or fully guaranteed by the Bank, that are not subject to prepayment, redemption or call, that are rated by both Dominion Bond Rating Service Limited and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. (or their successors or similar recognized rating services or if only one such rating service exists, that one rating service) at least as high as the ratings of such rating services of the October 30, 2104 Debentures on the Business Day immediately prior to the deposit with the Trustee of such securities and that rank, on a liquidation of the Bank, at least pari passu with the October 30, 2104 Debentures,

      d)
      foreign exchange forward contracts, or

      e)
      any combination of (a), (b), (c) and (d) above,

    as will together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient (in the case of such obligations, through the payment of interest and principal thereunder) to pay the principal of (and premium, if any), interest and other monies payable under the outstanding October 30, 2104 Debentures on the maturity or due date of such principal or interest or other monies or stated due date of any instalment thereof;

    (ii)
    the Bank shall have received an opinion of Counsel to the effect that Holders of such October 30, 2104 Debentures will not recognize income, gain or loss for federal or provincial income tax purposes in the jurisdiction(s) where such October 30, 2104 Debentures were offered for sale as a result of such deposit and defeasance in respect of the Bank's obligations and will be subject to federal or provincial income tax in the jurisdictions(s) where the October 30, 2104 Debentures were offered for sale as if such deposit and defeasance had not occurred;

    (iii)
    such deposit will not result in a breach or violation of, or constitute a default under, this indenture or any other material agreement or instrument to which the Bank is a party or by which it is bound;

    (iv)
    no Event of Default with respect to the October 30, 2104 Debentures or event that, with notice or lapse of time, would become an Event of Default with respect to the October 30, 2104 Debentures shall have occurred and be continuing on the date of such deposit; and

    (v)
    the Bank shall have delivered to the Trustee an Officer's Certificate and an opinion of Counsel, each stating compliance with all conditions precedent to the defeasance contemplated by this Section 8.

From and after the time of the Deposit, such Holder may look only to the Trustee for the aggregate amount required to satisfy the Bank's obligation to the Holder hereunder on the maturity of the October 30, 2104 Debentures.

  (b)
  Notwithstanding any defeasance under this indenture with respect to such October 30, 2104 Debentures, the obligation of the Bank to indemnify the Trustee under this indenture, the obligations of the Bank under Section 6.03 of the indenture and Article XV of the indenture and the obligations of the Trustee under this Section 8 that may arise after such defeasance shall survive with respect to such October 30, 2104 Debentures.

9.
Application of Trust Money

        All money deposited with the Trustee pursuant to Section 8 of this Schedule A shall be held in trust and applied by it, in accordance with the provisions of the October 30, 2104 Debentures and this indenture, to the payment, either directly or through any paying agent (including the Bank acting as its own paying agent), as the Trustee may determine, to the persons entitled thereto, of the principal (and premium, if any), interest and other monies for whose payment such money has been deposited with the Trustee.

10.
Repayment to the Bank

(a)
The Trustee and any paying agent shall as soon as is reasonably practical pay to the Bank upon written request of the Bank any money or obligation not required for the payment of the principal of (and premium, if any), interest and other monies payable under the October 30, 2104 Debentures for which currency or obligations have been deposited pursuant to Section 8 of this Schedule A held by them at any time.

(b)
Subject to applicable law, the Trustee and any paying agent shall pay to the Bank upon the written request of the Bank any money held by them for the payment of principal (and premium, if any) and interest that remains unclaimed for six years after the maturity of the October 30, 2104 Debentures for which a deposit has been made pursuant to Section 8 of this Schedule A. After such payment to the Bank, all liability of the Trustee and any paying agent with respect to such money shall cease and the Holders of such October 30, 2104 Debentures shall thereafter, but only thereafter, as unsecured general creditors, look only to the Bank for payment thereof.

Conversion

11.
Automatic Conversion

(a)
If:

(i)
the Superintendent advises the Bank in writing (a "Control Notice") that the Superintendent has taken control of the Bank or its assets pursuant to the Bank Act;

(ii)
an application for a winding-up order in respect of the Bank pursuant to the Winding-up and Restructuring Act (Canada) is filed by the Attorney General of Canada (an "AG Application"); or

(iii)
a winding-up order in respect of the Bank pursuant to the Winding-up and Restructuring Act (Canada) is granted by a court (a "Winding-up Order");

  the October 30, 2104 Debentures will be deemed, for all purposes, to be automatically converted effective as of 5:00 p.m. (Toronto time) on the day prior to the date of delivery of the Control Notice to the Bank, the filing of the AG Application or the grant of the Winding-up Order, as applicable, (the "Conversion Time") without the consent of the Holders thereof into that number of fully-paid and freely-tradable Non-cumulative Class A First Preferred Shares, Series A4 of the Bank (the "Preferred Shares Series A4") determined by dividing the principal amount of the October 30, 2104 Debentures, together with accrued and unpaid interest thereon, by the Market Price of the Benchmark Shares so that Holders will no longer be Holders of October 30, 2104 Debentures but will, as of the Conversion Time, be holders of Preferred Shares Series A4.

  (b)
  For the purposes of this section:

  (i)
  "Benchmark Shares" means, at any particular time, such publicly listed, Tier 1 qualifying, perpetual Class A First Preferred Shares of the Bank outstanding at such time as have been designated by the Bank as the Benchmark Shares (the "Outstanding Preferred Shares") or, if there are no Outstanding Preferred Shares outstanding and publicly listed at such time, a notional series of Tier 1 qualifying, perpetual Class A First Preferred Shares of the Bank (the "Notional Preferred Shares") which shall be deemed to bear dividends at a fixed rate of $1.2125 per annum, payable quarterly; and

    (ii)
    "Market Price" means the greater of $2.50 and 95% of the weighted average trading price of the Outstanding Preferred Shares on the principal stock exchange on which such shares then trade during the 20 consecutive trading days ending immediately prior to the Conversion Time and, if there are no Outstanding Preferred Shares, the Market Price shall mean the greater of $2.50 and 95% of the simple average of the prices which two investment dealers (one of which may be an affiliate of the Bank) selected by the Bank in its sole discretion advise the Bank are the prices at which, in their opinion, the Notional Preferred Shares would have traded during the 20 consecutive trading days ending immediately prior to the Conversion Time if the Notional Preferred Shares had been outstanding and publicly listed during such number of trading days; provided, however, that if (a) one of the investment dealers selected by the Bank declines to provide an opinion as to such price, or advises the Bank that in its opinion such price would be less than $2.50, but the other investment dealer provides its opinion of price and such price is greater than or equal to $2.50, then the Market Price shall be calculated as if the first investment dealer had provided its opinion that the price would have been $2.50; or (b) each of the investment dealers selected by the Bank declines to provide an opinion as to such price, or advises the Bank that in its opinion such price would be less than $2.50, then the Market Price shall be $2.50.

Exhibit 1

FORM OF GLOBAL DEBENTURE

Closing Date: •	Certificate No. [ • ]
CUSIP No. 891160KF9

THE TORONTO-DOMINION BANK
(A Canadian chartered bank)

4.97% DEBENTURES
DUE OCTOBER 30, 2104

GLOBAL DEBENTURE

$800,000,000

        Unless this certificate is presented by an authorized representative of The Canadian Depository for Securities Limited ("CDS") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of CDS & Co., or in such other name as is requested by an authorized representative of CDS (and any payment is made to CDS & Co. or to such other entity as is requested by an authorized representative of CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered Holder hereof, CDS & Co., has an interest herein.

        Jusqu'à ce que le présent certificat soit présenté par un représentant autorisé de La Caisse canadienne de dépôt de valeurs Limitée ("CCDV") à l'émetteur ou à son mandataire aux fins d'inscription du transfert, d'échange ou de paiement, et que tout certificat émis dans le cadre de cette opération soit immatriculé au nom de CDS & Co., ou à tout autre nom demandé par le représentant autorisé de CCDV (et que tout paiement soit versé à CDS & Co. ou à toute autre entité précisée par le représentant autorisé de CCDV), TOUT TRANSFERT, NANTISSEMENT OU AUTRE UTILISATION DU PRÉSENT CERTIFICAT CONTRE VALEUR OU AUTREMENT PAR TOUTE PERSONNE OU À TOUTE PERSONNE EST ILLÉGAL étant donné que le détenteur inscrit de la présente débenture, CDS & Co., détient un intérêt dans celle-ci.

        THE OBLIGATION TO WHICH THIS INSTRUMENT RELATES IS NOT INSURED UNDER THE CANADA DEPOSIT INSURANCE CORPORATION ACT. L'OBLIGATION À LAQUELLE SE RAPPORTE LE PRÉSENT DOCUMENT N'EST PAS ASSURÉE SUIVANT LA LOI SUR LA SOCIÉTÉ D'ASSURANCE-DÉPÔTS DU CANADA.

        This Global Debenture is a Global Debenture without interest coupons in respect of $800,000,000 aggregate principal amount of 4.97% Debentures due October 30, 2104 in fully registered form of The Toronto-Dominion Bank (the "Debentures") issued pursuant to the Indenture (as defined below). The Debentures represented by this Global Debenture are limited to the aggregate principal amount of $800,000,000. The terms and conditions of the Indenture are incorporated herein by reference.

        THE TORONTO-DOMINION BANK (hereinafter called the "Bank") in consideration of payment received, promises to pay to CDS & Co., as nominee of The Canadian Depository for Securities Limited or registered assigns, in the manner and at any of the places specified in the Indenture on October 30, 2104 (or on such earlier date as the principal sum of this Global Debenture may become due and payable in accordance with the terms hereof) the principal sum of EIGHT HUNDRED MILLION DOLLARS ($800,000,000) or such lesser amount as, at the time, shall represent the principal amount hereof, upon presentation and surrender of this Global Debenture at any of the said places and to pay interest in arrears on the principal amount of this Global Debenture at the rate of 4.97% per annum from and including November 1, 2005 to but excluding October 30, 2015, calculated and payable in arrears in equal (subject to the reset of the interest rate described below) semi-annual instalments in like money on April 30 and October 30 in each year, beginning April 30, 2006 and ending on October 30, 2015. Beginning on October 30, 2015 and on every fifth anniversary of such date thereafter until October 30, 2100 (each such date an "Interest Reset Date"), the interest rate on the Debentures will be reset at an interest rate per annum equal to the Government of Canada Yield plus 1.77%. Notwithstanding the foregoing, the first interest payment on the October 30, 2104 Debentures on April 30, 2006 will be in an amount of $24.51 per $1,000 principal amount of such October 30, 2104 Debentures. Except as otherwise specified herein, should the Bank at any time make default in the payment of any principal of or interest on this Global Debenture, the Bank shall pay interest on the amount in default at the same rate in like currency at any of the said places until payment of said principal of or interest on this Global Debenture has been made or duly provided for in full.

        If, on any day that the Bank reports financial results for a financial quarter:

  (i)
  the Bank does not report cumulative consolidated net income (as determined in accordance with Canadian generally accepted accounting principles or such other accounting principles with which the Bank is then required to comply for the purpose of preparing financial statements) for the immediately preceding four quarters; and

  (ii)
  during the immediately preceding financial quarter the Bank failed to declare any cash dividends on all of its outstanding preferred and common shares,

  the Bank may defer payments of interest on the Debentures. The Bank must pay all accrued deferred interest before regular interest payments on the Debentures may resume and interest may not be deferred beyond the maturity of the Debentures. There is no limit on the number of times the Bank may defer interest payments on the Debentures and, during the term of the Debentures, there may be multiple periods during which interest may be deferred. During any period while interest is being deferred:

    A.
    interest will accrue on the Debentures but will not compound;

    B.
    the Bank may not declare or pay dividends (except by way of stock dividend) on, or redeem or repurchase, any of the Bank's preferred or common shares; and

    C.
    the Bank may not make any payment of interest, principal or premium on any Indebtedness that ranks subordinate to the Debentures.

        This Global Debenture is issued by the Bank under a Trust Indenture made as of November 1, 2005, between the Bank and Computershare Trust Company of Canada (the "Indenture"). Reference is hereby made to the Indenture and all instruments supplemental thereto or in implementation thereof for the terms and conditions upon which Debentures are issued or may be issued and held, the nature and extent of the rights of the Holders of Debentures issued and to be issued thereunder and of the Bank and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions the Holder of this Debenture by acceptance hereof assents. Terms defined in the Indenture are used in this Global Debenture with the same meaning.

        This Global Debenture will be held by CDS for credit to the respective accounts of its Participants.

        On or after November 1, 2010, the Bank may, at its option, with the prior approval of the Superintendent, on giving not more than 60 nor less than 30 days' notice to the Holders, redeem the Debentures, in whole or in part. The redemption price per Debenture redeemed on any day that is not an Interest Reset Date will be equal to the greater of par and the Canada Yield Price, and the redemption price per Debenture redeemed on any Interest Reset Date will be par, together in either case with accrued and unpaid interest to the but excluding the date fixed for redemption.

        Prior to November 1, 2010, the Bank may, at its option, with the prior approval of the Superintendent, on giving not more than 60 nor less than 30 days' notice to the Holders, redeem all (but not less than all) of the October 30, 2104 Debentures upon the occurrence of any one or more of the following events:

  (a)
  the Bank has received notice or advice from the Superintendent that the Debentures no longer qualify as eligible Tier 2A capital under the guidelines for capital adequacy requirements for banks as interpreted by the Superintendent; or

  (b)
  the Bank has received an opinion of independent counsel of recognized standing in such matters to the effect that, as a result of:

  (i)
  any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, of Canada or any political subdivision or taxing authority thereof or therein, affecting taxation;

  (ii)
  any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or agency or regulatory body having appropriate jurisdiction (collectively, an "Administrative Action"); or

    (iii)
    any amendment to, clarification of, or change in, the official position or the interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or agency or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such pronouncement or decision is announced on or after the date of issue of the Debentures;

    there is more than an insubstantial risk that the treatment of any of the Bank's items of income or expense with respect to the Debentures (including the treatment by the Bank of interest on the Debentures) or the treatment of the Debentures as reflected in the tax returns filed (or to be filed), will be challenged by a taxing authority, and that such challenge could subject the Bank to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities. The redemption price per Debenture redeemed prior to November 1, 2010 because of the occurrence of one or more of the events specified herein, will be equal to the greater of par and the Canada Yield Price, together in either case with accrued and unpaid interest to the but excluding the date fixed for redemption.

        All Debentures redeemed by the Bank shall be cancelled and may not be reissued.

        On or after November 1, 2010, the Bank may, with the prior approval of the Superintendent and subject to any applicable law, purchase the Debentures in the market or by tender or by private contract at any price. All Debentures purchased by the Bank shall be cancelled and may not be reissued.

        If:

  (a)
  the Superintendent advises the Bank in writing (a "Control Notice") that the Superintendent has taken control of the Bank or its assets pursuant to the Bank Act;

  (b)
  an application for a winding-up order in respect of the Bank pursuant to the Winding-up and Restructuring Act (Canada) is filed by the Attorney General of Canada (an "AG Application"); or

  (c)
  a winding-up order in respect of the Bank pursuant to the Winding-up and Restructuring Act (Canada) is granted by a court (a "Winding-up Order");

  the Debentures will be deemed, for all purposes, to be automatically converted effective as of 5:00 p.m. (Toronto time) on the day prior to the date of delivery of the Control Notice to the Bank, the filing of the AG Application or the grant of the Winding-up Order, as applicable, (the "Conversion Time") without the consent of the Holders thereof into that number of fully-paid and freely-tradable Non-cumulative Class A First Preferred Shares, Series A4 of the Bank (the "Preferred Shares Series A4") determined by dividing the principal amount of the Debentures, together with accrued and unpaid interest thereon, by the Market Price of the Benchmark Shares so that Holders will no longer be Holders of Debentures but will, as of the Conversion Time, be holders of Preferred Shares Series A4.

        For the purposes hereof:

        "Benchmark Shares" means, at any particular time, such publicly listed, Tier 1 qualifying, perpetual Class A First Preferred Shares of the Bank outstanding at such time as have been designated by the Bank as the Benchmark Shares (the "Outstanding Preferred Shares") or, if there are no Outstanding Preferred Shares outstanding and publicly listed at such time, a notional series of Tier 1 qualifying, perpetual Class A First Preferred Shares of the Bank (the "Notional Preferred Shares") which shall be deemed to bear dividends at a fixed rate of $1.2125 per annum, payable quarterly; and

        "Market Price" means the greater of $2.50 and 95% of the weighted average trading price of the Outstanding Preferred Shares on the principal stock exchange on which such shares then trade during the 20 consecutive trading days ending immediately prior to the Conversion Time and, if there are no Outstanding Preferred Shares, the Market Price shall mean the greater of $2.50 and 95% of the simple average of the prices which two investment dealers (one of which may be an affiliate of the Bank) selected by the Bank in its sole discretion advise the Bank are the prices at which, in their opinion, the Notional Preferred Shares would have traded during the 20 consecutive trading days ending immediately prior to the Conversion Time if the Notional Preferred Shares had been outstanding and publicly listed during such number of trading days; provided, however, that if (a) one of the investment dealers selected by the Bank declines to provide an opinion as to such price, or advises the Bank that in its opinion such price would be less than $2.50, but the other investment dealer provides its opinion of price and such price is greater than or equal to $2.50, then the Market Price shall be calculated as if the first investment dealer had provided its opinion that the price would have been $2.50; or (b) each of the investment dealers selected by the Bank declines to provide an opinion as to such price, or advises the Bank that in its opinion such price would be less than $2.50, then the Market Price shall be $2.50. The details of any redemption, purchase for cancellation or conversion shall be entered by the Trustee in the relevant space on Annex 1 hereto and shall be certified by the Trustee, whereupon the principal amount hereof shall be reduced for all purposes by the amount so redeemed, purchased for cancellation or converted.

        Any payment due on this Global Debenture shall be made to CDS as the Holder hereof for credit to each of its Participants in respect of the portion of this Global Debenture held for the account of such Participant.

        For so long as CDS is the Holder of this Global Debenture, CDS shall be treated as being two persons for purposes of quorum requirements of a meeting of Holders of Debentures. Furthermore, each Participant must look solely to CDS, for so long as CDS is the Holder of this Global Debenture, for its share of each payment made by the Trustee to the Holder of this Global Debenture, subject to and in accordance with the rules and procedures of CDS. Provided that the Bank has made payments to the Trustee in respect of this Global Debenture as required by the Indenture, Participants shall have no claim against the Bank in respect of payments due on this Global Debenture for so long as they are represented by this Global Debenture and the obligations of the Bank shall be discharged by payment to the Trustee in respect of each amount so paid.

        This Global Debenture shall not become obligatory for any purpose until it shall have been certified by the manual signature of an authorized signatory of the Trustee.

        This Global Debenture is governed by and will be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

        IN WITNESS WHEREOF The Toronto-Dominion Bank has caused this Global Debenture to be signed by its duly authorized officers as of November 1, 2005.

THE TORONTO-DOMINION BANK
By:	Name: Title:
By:	Name: Title:

        This Debenture is one of the 4.97% Debentures due October 30, 2104 referred to in the Indenture.

Certified as of the 1st day of November, 2005
COMPUTERSHARE TRUST COMPANY OF CANADA
By:	Name: Title:
By:	Name: Title:

TRANSFER PANEL

The undersigned

(Name of Transferring Registered Holder)
hereby sells, assigns and transfers unto
(Name and Social Insurance Number (if applicable) of New Holder)
(Full Postal Address)
this Debenture, and hereby irrevocably authorizes and directs the Trustee to transfer the registration of this Debenture on the register of Holders into the name of the new Holder herein designated.

DATED the	day of

Signature of Transferring Registered Holder*
SIGNATURE OF TRANSFERRING REGISTERED HOLDER GUARANTEED BY**
Signature of Guarantor

*	The signature must correspond with the name of the registered Holder on the Form of Registration, without alteration or deletion.
**
Signature must be guaranteed by an authorized officer of a Canadian chartered bank, or of a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized Medallion Signature Guarantee Program.

Annex 1

(to Global Debenture)

REDEMPTIONS, PURCHASES FOR CANCELLATION,
AND CONVERSIONS

Date of Redemption, Purchase for Cancellation or Conversion	Portion of principal amount of Debentures Redeemed, Purchased for Cancellation or Converted	Remaining principal amount of Global Debenture following Redemption, Purchase for Cancellation or Conversion	Certification by the Trustee	Date of Last Interest Payment

Exhibit 2

FORM OF DEFINITIVE DEBENTURE

Closing Date: •	Certificate No. • CUSIP No. 891160KF9

THE OBLIGATION TO WHICH THIS INSTRUMENT RELATES IS NOT INSURED UNDER THE CANADA DEPOSIT INSURANCE CORPORATION ACT.

L'OBLIGATION À LAQUELLE SE RAPPORTE LE PRÉSENT DOCUMENT N'EST PAS ASSURÉE SUIVANT LA LOI SUR LA SOCIÉTÉ D'ASSURANCE-DÉPÔTS DU CANADA.

$1,000 or authorized multiple thereof

THE TORONTO-DOMINION BANK
(A Canadian chartered bank)

4.97% DEBENTURES
DUE OCTOBER 30, 2104

        This Debenture is one of an issue of 4.97% Debentures due October 30, 2104 (herein collectively called the "Debentures" or individually a "Debenture") in the aggregate principal amount of $800,000,000 issued pursuant to the Indenture (as defined below). The terms and conditions of the Indenture are incorporated herein by reference.

        THE TORONTO-DOMINION BANK (hereinafter called the "Bank") in consideration of payment received, promises to pay to [    •    ], in the manner and at any of the places specified in the Indenture on October 30, 2104 (or on such earlier date as the principal sum of this Debenture may become due and payable in accordance with the terms hereof) the sum of $    •    upon presentation and surrender of this Debenture and to pay interest to the Holder. The principal amount of this Debenture shall bear interest at the rate of 4.97% per annum from and including November 1, 2005 to but excluding October 30, 2015, calculated and payable in arrears in equal (subject to the reset of the interest rate described below) semi-annual instalments in like money on April 30 and October 30 in each year, beginning April 30, 2006 and ending on October 30, 2015. Beginning on October 30, 2015 and on every fifth anniversary of such date thereafter until October 30, 2100 (each such date an "Interest Reset Date"), the interest rate on the Debentures will be reset at an interest rate per annum equal to the Government of Canada Yield plus 1.77%. Notwithstanding the foregoing, the first interest payment on the October 30, 2104 Debentures on April 30, 2006 will be in an amount of $24.51 per $1,000 principal amount of such October 30, 2104 Debentures. Except as otherwise specified herein, should the Bank at any time make default in the payment of any principal of or interest on this Debenture, the Bank shall pay interest on the amount in default at the same rates and in like currency at any of the said places until payment of said principal of or interest on this Debenture has been made or duly provided for in full.

        If, on any day that the Bank reports financial results for a financial quarter:

  (i)
  the Bank does not report cumulative consolidated net income (as determined in accordance with Canadian generally accepted accounting principles or such other accounting principles with which the Bank is then required to comply for the purpose of preparing financial statements) for the immediately preceding four quarters; and

  (ii)
  during the immediately preceding financial quarter the Bank failed to declare any cash dividends on all of its outstanding preferred and common shares,

  the Bank may defer payments of interest on the Debentures. The Bank must pay all accrued deferred interest before regular interest payments on the Debentures may resume and interest may not be deferred beyond the maturity of the Debentures. There is no limit on the number of times the Bank may defer interest payments on the Debentures and, during the term of the Debentures, there may be multiple periods during which interest may be deferred. During any period while interest is being deferred:

    A.
    interest will accrue on the Debentures but will not compound;

    B.
    the Bank may not declare or pay dividends (except by way of stock dividend) on, or redeem or repurchase, any of the Bank's preferred or common shares; and

    C.
    the Bank may not make any payment of interest, principal or premium on any Indebtedness that ranks subordinate to the Debentures.

        This Debenture is issued by the Bank under a Trust Indenture made as of November 1, 2005, between the Bank and Computershare Trust Company of Canada, as trustee (the "Indenture"). Reference is hereby made to the Indenture and all instruments supplemental thereto or in implementation thereof for the terms and conditions upon which Debentures are issued or may be issued and held, the nature and extent of the rights of the Holders of Debentures issued and to be issued thereunder and of the Bank and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions the Holder of this Debenture by acceptance hereof assents. Terms defined in the Indenture are used in this Debenture with the same meaning.

        Payment of principal of and interest on this Debenture will be made in lawful money of Canada in accordance with the terms of the Indenture.

        This Debenture is a direct obligation of the Bank but it is not secured by any mortgage, pledge or charge. The payment of the principal of and interest on this Debenture is expressly subordinated as provided in the Indenture. By the acceptance of this Debenture, the Holder hereof agrees expressly to be bound by the provisions of the Indenture.

        The Indenture provides that an Event of Default in respect of this Debenture shall occur only if the Bank becomes insolvent or bankrupt or resolves to wind-up or liquidate or is ordered wound-up or liquidated. If an Event of Default has occurred and is continuing, the Trustee may, in its discretion, and shall upon the request of Holders of not less than one-quarter in principal amount of the Debentures, declare the principal of and interest on all outstanding Debentures to be immediately due and payable. There is no right of acceleration in the case of a default in the payment of interest or a default in the performance of any other covenant of the Bank in the Indenture.

        On or after November 1, 2010, the Bank may, at its option, with the prior approval of the Superintendent, on giving not more than 60 nor less than 30 days' notice to the Holders, redeem the Debentures, in whole or in part. The redemption price per Debenture redeemed on any day that is not an Interest Reset Date will be equal to the greater of par and the Canada Yield Price, and the redemption price per Debenture redeemed on any Interest Reset Date will be par, together in either case with accrued and unpaid interest to the but excluding the date fixed for redemption.

        Prior to November 1, 2010, the Bank may, at its option, with the prior approval of the Superintendent, on giving not more than 60 nor less than 30 days' notice to the Holders, redeem all (but not less than all) of the Debentures upon the occurrence of any one or more of the following events:

  (d)
  the Bank has received notice or advice from the Superintendent that the Debentures no longer qualify as eligible Tier 2A capital under the guidelines for capital adequacy requirements for banks as interpreted by the Superintendent; or

  (e)
  the Bank has received an opinion of independent counsel of recognized standing in such matters to the effect that, as a result of:

  (i)
  any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, of Canada or any political subdivision or taxing authority thereof or therein, affecting taxation;

  (ii)
  any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or agency or regulatory body having appropriate jurisdiction (collectively, an "Administrative Action"); or

  (iii)
  any amendment to, clarification of, or change in, the official position or the interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or agency or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such pronouncement or decision is announced on or after the date of issue of the Debentures;

    there is more than an insubstantial risk that the treatment of any of the Bank's items of income or expense with respect to the Debentures (including the treatment by the Bank of interest on the Debentures) or the treatment of the Debentures as reflected in the tax returns filed (or to be filed), will be challenged by a taxing authority, and that such challenge could subject the Bank to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities. The redemption price per Debenture redeemed prior to November 1, 2010 because of the occurrence of one or more of the events specified herein, will be equal to the greater of par and the Canada Yield Price, together in either case with accrued and unpaid interest to the but excluding the date fixed for redemption.

        All Debentures redeemed by the Bank shall be cancelled and may not be reissued.

        On or after November 1, 2010, the Bank may, with the prior approval of the Superintendent and subject to any applicable law, purchase the Debentures in the market or by tender or by private contract at any price. All Debentures purchased by the Bank shall be cancelled and may not be reissued.

        If:

  (a)
  the Superintendent advises the Bank in writing (a "Control Notice") that the Superintendent has taken control of the Bank or its assets pursuant to the Bank Act;

  (b)
  an application for a winding-up order in respect of the Bank pursuant to the Winding-up and Restructuring Act (Canada) is filed by the Attorney General of Canada (an "AG Application"); or

  (c)
  a winding-up order in respect of the Bank pursuant to the Winding-up and Restructuring Act (Canada) is granted by a court (a "Winding-up Order");

  the Debentures will be deemed, for all purposes, to be automatically converted effective as of 5:00 p.m. (Toronto time) on the day prior to the date of delivery of the Control Notice to the Bank, the filing of the AG Application or the grant of the Winding-up Order, as applicable, (the "Conversion Time") without the consent of the Holders thereof into that number of fully-paid and freely-tradable Non-cumulative Class A First Preferred Shares, Series A4 of the Bank (the "Preferred Shares Series A4") determined by dividing the principal amount of the Debentures, together with accrued and unpaid interest thereon, by the Market Price of the Benchmark Shares so that Holders will no longer be Holders of Debentures but will, as of the Conversion Time, be holders of Preferred Shares Series A4.

        For the purposes hereof:

        "Benchmark Shares" means, at any particular time, such publicly listed, Tier 1 qualifying, perpetual Class A First Preferred Shares of the Bank outstanding at such time as have been designated by the Bank as the Benchmark Shares (the "Outstanding Preferred Shares") or, if there are no Outstanding Preferred Shares outstanding and publicly listed at such time, a notional series of Tier 1 qualifying, perpetual Class A First Preferred Shares of the Bank (the "Notional Preferred Shares") which shall be deemed to bear dividends at a fixed rate of $1.2125 per annum, payable quarterly; and

        "Market Price" means the greater of $2.50 and 95% of the weighted average trading price of the Outstanding Preferred Shares on the principal stock exchange on which such shares then trade during the 20 consecutive trading days ending immediately prior to the Conversion Time and, if there are no Outstanding Preferred Shares, the Market Price shall mean the greater of $2.50 and 95% of the simple average of the prices which two investment dealers (one of which may be an affiliate of the Bank) selected by the Bank in its sole discretion advise the Bank are the prices at which, in their opinion, the Notional Preferred Shares would have traded during the 20 consecutive trading days ending immediately prior to the Conversion Time if the Notional Preferred Shares had been outstanding and publicly listed during such number of trading days; provided, however, that if (a) one of the investment dealers selected by the Bank declines to provide an opinion as to such price, or advises the Bank that in its opinion such price would be less than $2.50, but the other investment dealer provides its opinion of price and such price is greater than or equal to $2.50, then the Market Price shall be calculated as if the first investment dealer had provided its opinion that the price would have been $2.50; or (b) each of the investment dealers selected by the Bank declines to provide an opinion as to such price, or advises the Bank that in its opinion such price would be less than $2.50, then the Market Price shall be $2.50. The details of any redemption, purchase for cancellation or conversion shall be entered by the Trustee in the relevant space on Annex 1 hereto and shall be certified by the Trustee, whereupon the principal amount hereof shall be reduced for all purposes by the amount so redeemed, purchased for cancellation or converted.

        This Debenture shall not become obligatory for any purpose until this Debenture shall have been certified by the manual or facsimile signature of an authorized signatory of the Trustee.

        The Holder of this Debenture shall be deemed to have notice of the provisions of the Indenture which relate to the modification or amendment of the Indenture and the Debentures and the convening of meetings of Holders of Debentures and such provisions shall be binding on them. Copies of the Indenture shall be available for inspection at the principal office of the Trustee in the City of Toronto.

        The Holder of any Debenture shall be entitled to the principal monies and interest evidenced thereby, free from all equities or rights of set off or counterclaim between the Bank and the original or any intermediate Holder thereof, and all persons may act accordingly, save in respect of equities of which the Bank is required to take notice by statute or by order of a court of competent jurisdiction.

        If the due date for redemption of any Debenture is not a due date for payment of interest relating to it, interest accrued from the preceding interest payment date or issue date, as the case may be, shall be payable against presentation (and surrender if appropriate) of the Debenture.

        Unless previously redeemed, purchased for cancellation or converted as provided herein, the principal amount of the Debentures shall be due and payable on October 30, 2104.

        The Debentures shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

        The Bank and the Holder hereof acknowledge that it is their express wish that this Debenture and all documents related thereto be drafted in the English language. La Banque et le détenteur reconnaissent qu'il est de leur volonté expresse que la présente débenture ainsi que toute la documentation s'y rapportant soient rédigées en langue anglaise.

        IN WITNESS WHEREOF The Toronto-Dominion Bank has caused this Debenture to be signed by its duly authorized officers as of     •    , 20    •        •    .

THE TORONTO-DOMINION BANK
By:	Name: Title:
By:	Name: Title:

        This Debenture is one of the 4.97% Debentures due October 30, 2104 referred to in the Indenture.

Certified as of the • day of • , 20 • •
COMPUTERSHARE TRUST COMPANY OF CANADA
By:	Name: Title:

TRANSFER PANEL

The undersigned

(Name of Transferring Registered Holder)
hereby sells, assigns and transfers unto
(Name and Social Insurance Number (if applicable) of New Holder)
(Full Postal Address)
this Debenture, and hereby irrevocably authorizes and directs the Trustee to transfer the registration of this Debenture on the register of Holders into the name of the new Holder herein designated.

DATED the	day of

Signature of Transferring Registered Holder*
SIGNATURE OF TRANSFERRING REGISTERED HOLDER GUARANTEED BY**
Signature of Guarantor

*	The signature must correspond with the name of the registered Holder on the Form of Registration, without alteration or deletion.
**
Signature must be guaranteed by an authorized officer of a Canadian chartered bank, or of a major Canadian trust company or by a Medallion signature guarantee from a member of a recognized Medallion Signature Guarantee Program.